Investor Reference Book Post Q4 2018 earnings release Last updated March 5, 2019 HealthSouth is a leading provider of post-acute healthcare services, offering both facility-based and home-based post-acute services in 34 states and Puerto Rico through its network of inpatient rehabilitation hospitals, home health agencies, and hospice agencies.

Forward-looking statements The information contained in this Investor Reference Book includes certain estimates, projections and other forward- looking information that reflect Encompass Health’s current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, a potential settlement of the pending DOJ investigation, capital expenditures, acquisition and other development activities, cyber security, dividend strategies, repurchases of securities, effective tax rates, financial performance, financial assumptions, business model, balance sheet and cash flow plans, disintermediation, and shareholder value-enhancing transactions. These estimates, projections and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. Encompass Health undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this Investor Reference Book as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2018 and in other documents Encompass Health previously filed with the SEC, many of which are beyond Encompass Health’s control, that may cause actual events or results to differ materially from the views, beliefs, and estimates expressed herein. Note regarding presentation of non-GAAP financial measures The following Investor Reference Book includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the following Investor Reference Book to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Company’s Form 8-K, dated March 5, 2019, to which the following Investor Reference Book is attached as Exhibit 99.1, provides further explanation and disclosure regarding Encompass Health’s use of non-GAAP financial measures and should be read in conjunction with this Investor Reference Book. Encompass Health 2

Table of contents Company overview. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4-17 Investment thesis and strategy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18-25 Business outlook, including guidance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26-46 Growth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47-58 Alternative payment models . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59-63 Capital structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64-69 Information technology. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70-73 Operational metrics . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74-80 Industry structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 81-93 Segment operating results. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 94-98 Reconciliations to GAAP and share information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 99-111 End notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112-116 Encompass Health 3

Company overview Encompass Health is a national leader in integrated healthcare services offering both facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health agencies, and hospice agencies. The Company is committed to delivering high-quality, cost-effective, integrated care across the healthcare continuum. Encompass Health 4

Encompass Health | A leading provider of inpatient rehabilitation and home-based care



Market overlap
81 of EHC's IRFs have an EHC home health location within the service area.*

Portfolio as of Dec. 31, 2018
● Inpatient rehabilitation hospitals ("IRFs")
● Home health locations
● Hospice locations
▲ 6 Future IRFs**
36 States and Puerto Rico | ~40,400 employees

Inpatient rehabilitation - 12/31/18	
130	IRFs (45 are joint ventures)
32	States and Puerto Rico
~30,100	Employees
22%	of licensed beds†
30%	of Medicare patients served†
Key statistics - full-year 2018	
179,846	Inpatient discharges
~$3.3	Billion in revenue

Largest owner and operator of IRFs

4th Largest provider of Medicare-certified skilled home health services

Home health and hospice - 12/31/18	
220	Home health locations
58	Hospice locations
30	States
~10,300	Employees
Key statistics - full-year 2018	
137,396	Home health admissions
7,474	Hospice admissions
~$931	Million in revenue

* Excluding markets that have home health licensure barriers ** Previously announced under development † Based on 2017 data
Note: One of the 130 IRFs and two of the 220 home health locations are nonconsolidated. These locations are accounted for using the equity method of accounting.

Encompass Health 5

Company overview inpatient rehabilitation Inpatient rehabilitation 114 of the Company’s IRFs hold one or more disease-specific certifications from The Joint Commission’s Disease-Specific hospitals Care Certification Program.(1) Major services • Rehabilitation physicians: manage and treat medical conditions and oversee rehabilitation program • Rehabilitation nurses: provide personal care and oversee treatment plan for patients • Physical therapists: address physical function, mobility, strength, balance, and safety • Occupational therapists: promote independence through Activities of Daily Living (“ADLs”) • Speech-language therapists: address speech/voice functions, swallowing, memory/cognition, and language/communication • Case managers: coordinate care plan with physician, Care Transition Coordinators, caregivers and family • Post-discharge services: outpatient therapy and home health Encompass Health Refer to pages 112-116 for end notes. 6

Company overview home health and hospice The Company offers evidence-based specialty programs Home health agencies related to: post-operative care, fall prevention, chronic disease management, and transitional care. Major services • Skilled nurses: comprehensively assess, teach, train, and manage care related to injury or illness • Home health aides: provide personal care and assistance with Activities of Daily Living (“ADLs”) • Physical therapists: address physical function, mobility, strength, balance, and safety • Occupational therapists: promote independence through training on self-management of ADLs • Speech-language therapists: address speech/voice functions, swallowing, memory/cognition, and language/communication • Medical social workers: provide assessment of social and emotional factors; assist with obtaining community resources Hospice: provides services to terminally ill patients and their families to address patients’ physical needs, including pain control and symptom management, and also provides emotional and spiritual support. Encompass Health 7

IRF patient mix

Admission sources:

Acute care hospitals - **90%**
Physician offices / community - **8%**
Skilled nursing facilities - **2%**

Rehabilitation impairment category*		2018	2017
RIC 01	Stroke	18.0%	18.0%
RIC 02/03	Brain dysfunction	10.3%	10.1%
RIC 04/05	Spinal cord dysfunction	3.8%	4.0%
RIC 06	Neurological conditions	21.0%	21.6%
RIC 07	Fracture of lower extremity	7.7%	7.9%
RIC 08	Replacement of lower extremity joint	3.9%	4.1%
RIC 09	Other orthopedic	9.0%	9.3%
RIC 10/11	Amputation	2.6%	2.6%
RIC 14	Cardiac	4.5%	4.3%
RIC 17/18	Major multiple trauma	5.3%	5.3%
RIC 20	Other disabling impairments	11.1%	10.0%
—	All other RICs	2.8%	2.8%

Average age of the Company's IRF patients:
all patients = 71 Medicare FFS = 76

Admission to an IRF:

- Physicians and acute care hospital case managers are key decision makers.
- All IRF patients must meet reasonable and necessary criteria and must be admitted by a physician.
- All IRF patients must be medically stable and have potential to tolerate three hours of therapy per day (minimum).
- IRF patients receive 24-hour, 7 days a week nursing care.

Home health patient mix

Admission sources:

Acute care hospitals - **36%**
Physician offices / community - **37%**
IRFs / LTCHs / SNFs - **27%**

Demographics of all Medicare home health users:**



Percentage
100
90
80
70
60
50
40
30
20
10
24.5%
36.4%
32.9%
85.9%
Age 85+
Lives alone
Has 2 or more ADL limitations
Has 3 or more chronic conditions

Average age of the Company's home health patients:
all patients = 76 Medicare FFS = 77

Admission to home health:

- For Medicare, a patient must be confined to the home and need skilled services.
- The patient must be under the care of a physician and receive services under a home health plan of care established and periodically reviewed by a physician.
- Medicare also requires a face-to-face encounter related to the primary reason the patient requires home health services with a physician or an allowed non-physician practitioner.

* Rehabilitation Impairment Categories (RICs) represent how the Company admitted the patient; BPCI (pages 61-62) uses Diagnostic-Related Groups (DRGs) which represent how the acute care hospital discharged the patient.
** Source: Avalere Health and Alliance for Home Health Quality and Innovation Home Health Chart Book 2018

Encompass Health 8

High-quality care IRF quality Home health quality Discharge to community 3.8 79.4% 79.9% Percent of cases 78.7% discharged to Quality of care 76.7% 75.7% 76.0% the community, Star ratings(3) including home 3.3 96% of our home health agencies or home with home health. are 3 Stars or higher; Higher is better. 51% are 4 Stars or higher 2016 2017 2018 Discharge to skilled nursing Percent of Patient satisfaction 13.1% 12.7% 3.6 12.3% patients 3.5 Star ratings(3) 10.1% discharged to a 9.3% 9.1% 96% of our home health agencies skilled nursing are 3 Stars or higher; facility. Lower is better. 62% are 4 Stars or higher 2016 2017 2018 Discharge to acute hospital 200 bps better Percent of 17.2% 30-Day patients 10.7% 10.7% Readmission rate* 10.4% 10.4% 10.4% discharged to an 10.2% acute care 15.2% Percent of patients hospital. readmitted to an acute care Lower is better. hospital. Lower is better. 2016 2017 2018 UDSMR(2) Encompass Health National average Encompass Health Encompass Health Refer to pages 112-116 for end notes. 9 * Source for National Average: Avalere Health and Alliance for Home Health Quality and Innovation Home Health Chart Book 2018

Leading position in cost effectiveness inpatient rehabilitation Avg. est. Avg. est. total Avg. total cost payment Medicare pays Avg. Medicare Case per per Encompass Health beds discharges mix discharge discharge less per discharge, # per IRF per IRF(5) index(6) for FY 2019 for FY 2019 on average, and Encompass Health(4) = 126 67 951 1.28 $13,622 $20,315 Encompass Health treats a higher Free-standing = acuity patient. (Non-Encompass Health) 154 58 589 1.27 $18,107 $21,400 The Company differentiates itself by: Ÿ Hospital “Best Practices” clinical units = 846 24 228 1.22 $21,483 $21,569 protocols Ÿ Supply chain efficiencies Ÿ Sophisticated management information systems Ÿ Economies of scale Total(7) 1,126 34 358 1.25 $18,388 $21,159 (8) Encompass Health The average estimated total payment per discharge, as stated, does not reflect a 2% reduction for sequestration. 10 Refer to pages 112-116 for end notes.

Low cost leader | home health

	2017 Episodes	Average revenue per episode†	Average visits per episode	Average revenue per visit (all payors)	Cost per visit
Encompass Health	211,743	$2,998	17.9	$161	$75
Public peer average	283,366	$2,835	17.4*	$148*	$81*
Comparison to peer average		5.7%	2.9%	8.8%	(7.4)%

Average revenue per episode is 5.7% higher than the peer average primarily due to higher acuity patient mix.

Cost per visit is 7.4% lower due to market density and operational efficiency:

- *Caregiver optimization*
- *Optimization of HCHB*
- *Employee culture of excellence*
- *~75% of visits conducted by full-time staff*
- *Daily monitoring of productivity*

Public peer average represents 2017 data from publicly traded home health providers.

* Kindred did not report visit counts in 2017.

† Amounts do not reflect the impact of the new revenue recognition accounting standard discussed on page 37.

Encompass Health 11

New-store/same-store growth inpatient rehabilitation Reliant (857 beds) 25.0 Franklin, TN (40 beds) Bryan, TX (49 beds) Broken Arrow, OK (22 beds) Shelby County, AL (34 beds) Bluffton, SC (38 beds) 20.0 Hot Springs, AR (27 beds) Pearland, TX 15.0 Gulfport, MS (33 beds) (40 beds) Westerville, OH (60 beds) Winston-Salem, NC (68 beds) 10.0 Jackson, TN Murrells Inlet, (48 beds) Modesto, CA SC (29 beds) (50 beds) 5.0 0.0 Discharges Q1Q1 20162016 Q2Q2 20162016 Q3Q3 20162016 Q4Q4 20162016 Q1Q1 20172017 Q2Q2 20172017 Q3Q3 20172017 Q4Q4 20172017 QQ11 22018018 QQ22 22018018 QQ33 22018018 QQ44 22018018 New store 14.2% 11.7% 10.7% 1.3% 1.2% 1.9% 2.4% 2.0% 1.9% 1.6% 1.0% 1.7% Same store 2.8% 1.9% 1.9% 0.1% 1.6% 1.6% 1.4% 3.9% 4.8% 3.6% 2.0% 1.9% Total by qtr. 17.0% 13.6% 12.6% 1.4% 2.8% 3.5% 3.8% 5.9% 6.7% 5.2% 3.0% 3.6% Total by year 10.8% 4.0% 4.6% Same-store year* 1.7% 1.8% 2.8% Same-store year UDS** (0.6)% (0.5)% * Includes consolidated inpatient rehabilitation hospitals classified as same store during each period Encompass Health 12 ** Data provided by UDSMR

New-store/same-store growth home health Acquired CareSouth 70.0 (44 home health locations in 7 states) in November 2015 60.0 50.0 40.0 Acquired Camellia Healthcare (14 home health locations in 3 states) 30.0 in May 2018 20.0 10.0 0.0 Admissions QQ11 2 2016016 QQ22 22016016 QQ33 22016016 QQ44 22016016 QQ11 22017017 QQ22 22017017 QQ33 22017017 QQ44 22017017 QQ11 22018018 QQ22 22018018 Q3Q3 20182018 Q4Q4 20182018 New store 43.5% 41.6% 35.4% 8.1% 5.7% 6.4% 6.7% 3.5% 2.5% 5.3% 5.4% 5.3% Same store* 12.6% 11.1% 15.3% 14.0% 13.9% 13.3% 8.8% 10.1% 7.4% 5.1% 3.8% 5.4% Total by quarter 56.1% 52.7% 50.7% 22.1% 19.6% 19.7% 15.5% 13.6% 9.9% 10.4% 9.2% 10.7% Total by year 43.6% 17.0% 10.0% Same-store year* 13.7% 11.4% 5.6% u In 2016, the Company acquired or opened 10 home health locations. u In 2017, the Company acquired or opened 15 home health locations. u In 2018, the Company acquired or opened 23 home health locations. Encompass Health * Includes consolidated home health locations classified as same store during each period 13

Payors (Q4 2018) Payor source % of Revenues Payment methodology Prospective Payment System (“PPS”) - IRF: paid per discharge by Case Mix Group (“CMG”) Home - Home health: paid per 60-day episode of care by Medicare Inpatient Home Health Resource Group health & rehab • An episode is paid in two installments: hospice segment 1) Request for anticipated payment segment 2) Final bill after episode is complete Per diem/visit or CMG/episodes Medicare Advantage 73.4% 85.0% - Negotiated rate - Some are “tiered” for acuity/severity Per diem/visit or CMG/episodes Managed care - Negotiated rate - Some are “tiered” for acuity/severity Medicaid Varies by state 9.5% 10.2% 9.6% 2.8% Variety of methodologies Other 3.3% 4.1% 1.7% 0.4% Encompass Health 14

Independent research concludes IRFs are a better rehabilitation option for stroke patients than SNFs


AHA/ASA Guideline

Guidelines for Adult Stroke Rehabilitation and Recovery

A Guideline for Healthcare Professionals From the American Heart Association/American Stroke Association

Endorsed by the American Academy of Physical Medicine and Rehabilitation and the American Society of Neurorehabilitation

The American Academy of Neurology affirms the value of this guideline as an educational tool for neurologists and the American Congress of Rehabilitation Medicine also affirms the educational value of these guidelines for its members

Carolee J. Winstein, PhD, PT, Chair; Joel Stein, MD, Vice Chair; Ross Arena, PhD, PT, FAHA; Barbara Bates, MD, MBA; Leora R. Cherney, PhD; Steven C. Cramer, MD; Frank Deruyter, PhD; Janice J. Eng, PhD, BSc; Beth Fisher, PhD, PT; Richard L. Harvey, MD; Catherine E. Lang, PhD, PT; Marilyn MacKay-Lyons, BSc, MScPT, PhD; Kenneth J. Ottenbacher, PhD, OTR; Sue Pugh, MSN, RN, CNS-BC, CRRN, CNRN, FAHA; Mathew J. Reeves, PhD, DVM, FAHA; Lorie G. Richards, PhD, OTR/L; William Stiers, PhD, ABPP (RP); Richard D. Zorowitz, MD; on behalf of the American Heart Association Stroke Council, Council on Cardiovascular and Stroke Nursing, Council on Clinical Cardiology, and Council on Quality of Care and Outcomes Research

112 of the Company's IRFs hold The Joint Commission's Disease-Specific Care Certification in stroke rehabilitation.

"**Whenever possible, the American Stroke Association strongly recommends that stroke patients be treated at an inpatient rehabilitation facility rather than a skilled nursing facility**. While in an inpatient rehabilitation facility, a patient participates in at least three hours of rehabilitation a day from physical therapists, occupational therapists, and speech therapists. Nurses are continuously available and doctors typically visit daily."*

"If the hospital suggests sending your loved one to a skilled nursing facility after a stroke, **advocate for the patient to go to an inpatient rehabilitation facility instead**…"*

"The studies that have compared outcomes in hospitalized stroke patients first discharged to an IRF, a SNF, or a nursing home have generally shown that **IRF patients have higher rates of return to community living and greater functional recovery**, whereas patients discharged to a SNF or a nursing home have higher rehospitalization rates and substantially poorer survival."**

Encompass Health

* AHA/ASA press release, "Inpatient rehab recommended over nursing homes for stroke rehab," issued May 4, 2016 (newsroom.heart.org)

** "Guidelines for Adult Stroke Rehabilitation and Recovery," issued May 2016 (stroke.ahajournals.org)

15

Strong and sustainable business fundamentals • Favorable demographic trends driving increased demand • Nondiscretionary nature of many conditions treated Attractive healthcare sectors • Highly fragmented post-acute sectors present acquisition and joint venture opportunities • Largest provider of inpatient rehabilitation services • 4th largest provider of Medicare-certified skilled home health services • Top 20 provider of hospice services Industry leading positions • Consistent delivery of high-quality, cost-effective, integrated facility- based and home-based care • Enhanced utilization of technology (e.g., clinical, data management, and technology-enabled business processes) • Effective labor management Cost-effectiveness • Efficient supply chain • Economies related to scale and market density • Portfolio of 130* IRFs as of December 31, 2018 Real estate ownership P 90 owned and 40 leased • Strong balance sheet and liquidity, no significant near-term maturities Financial strength (credit agreement matures in 2022; bonds mature in 2023 and beyond) • Substantial free cash flow generation • Attractive organic growth opportunities in both segments • Flexible inpatient rehabilitation de novo and acquisition strategy Growth opportunities • Home health and hospice platform with track record of growth through acquisitions Encompass Health * Includes one nonconsolidated entity. 16

Proven track record Period Adjusted EBITDA % change history ending R MMSEA* final Q1-09 E establishment Q2-09 C of IRF 60% Rule Q3-09 E Q4-09 S Q1-10 S Medicare price rollback Q2-10 I and 18-month freeze Q3-10 O Q4-10 N Q1-11 1st Medicare IRF price Q2-11 We have posted Q3-11 increase since 2007 Q4-11 Q1-12 CMS implemented new a year-over-year Q2-12 Q3-12 coverage criteria for IRF Q4-12 admissions increase in Q1-13 Q2-13 Patient Protection and Q3-13 Affordable Care Act Adjusted EBITDA in Q4-13 Q1-14 (PPACA) of 2010 Q2-14 signed into law 39 of the last Q3-14 Q4-14 Q1-15 IRF price increase: Q2-15 less PPACA adjustment 40 quarters Q3-15 Q4-15 Q1-16 despite numerous Q2-16 Q3-16 Sequestration began Q4-16 challenges. Q1-17 Q2-17 Q3-17 Home Health Q4-17 Q1-18 rebasing cuts began Q2-18 Q3-18 Q4-18 -5 0 5 10 15 20 25 30 35 40 Year-over-year percent change Encompass Health * Medicare, Medicaid, and State Children's Health Insurance Program Extension Act of 2007 17

Investment thesis and strategy Encompass Health’s ability to adapt to changes, build strategic relationships, and consistently provide high-quality, cost-effective care positions the Company for success in the evolving healthcare industry. Encompass Health 18

Investment thesis Encompass Health is positioned to become the nation's leading provider of integrated post-acute services. The healthcare industry is evolving toward integrated delivery models and value-based care. Providers must be able to adapt to changes, build strategic relationships across the healthcare continuum, and consistently provide high-quality, cost-effective care to be successful. Demonstrated ability to adapt across economic cycles and in the face of numerous Change agility and significant regulatory and legislative changes Joint ventures with acute-care partners comprise one-third of IRF portfolio. Formed Post-Acute Innovation Center in collaboration with Cerner Corporation to Strategic develop enhanced tools to manage patients across the continuum of care relationships Partnered with the American Heart Association/American Stroke Association to jointly work to elevate national and local awareness that stroke is treatable and beatable through rehabilitation and community support Quality of Outcomes in both operating segments exceed national industry standards. patient outcomes Cost Treatment of more medically complex patients at lower average costs than other post-acute providers through superior clinical protocols, economies of scale, and effectiveness technology-enabled business processes Both of the Company's segments benefit from favorable demographic trends and the Growth nondiscretionary nature of many conditions treated. Encompass Health 19

Strategy The Company’s strategy is to expand its network of inpatient rehabilitation hospitals and home health and hospice locations, further strengthen its relationships with healthcare systems, provider networks, and payors in order to connect patient care across the healthcare continuum, and to deliver superior outcomes. Elements of strategy Clinical expertise Financial Advanced and high-quality Sustained Post-acute outcomes resources technology growth solutions Encompass Health 20

Elements of strategy Institutional programs and advanced treatment protocols connect care and allow seamless transition of patients across the healthcare continuum Clinical Leverage technology to strengthen clinical data analytics expertise and Integration of care transition coordinators high-quality outcomes 114 Encompass Health inpatient rehabilitation hospitals hold one or more disease- specific certifications, including 112 with stroke-specific certifications Outcomes in both operating segments exceed national industry standards (see page 9) Financial Strong, well-capitalized balance sheet resources Free cash flow funds growth and shareholder distributions Proprietary rehabilitation-specific clinical information system (known as "ACE-IT") Advanced technology Proprietary management reporting system (known as "Beacon") Optimization of Homecare Homebase Highly fragmented sectors present acquisition and joint venture growth opportunities Sustained Technology-facilitated and data-driven sales processes growth Barriers to entry include capital investments, clinical expertise, regulatory compliance, and Certificate of Need (“CON”) requirements Predictive analytics used to enhance patient outcomes (e.g., ReACT; Sepsis Alert) Post-acute solutions Ongoing innovation with initiatives such as the Post-Acute Innovation Center Active participant in various alternative payment models Encompass Health 21

The healthcare landscape is changing. Current post-acute providers Future post-acute providers • Medicare payments/regulations are site • Medicare payments/regulations will be specific (e.g., 60% Rule, 3-Hour Rule, outcome focused. “preponderance” of one-to-one therapy). • Many existing regulations will become • Integrated delivery unnecessary. payment models Long-term acute care hospitals • Value-based Facility-based post acute services payments • Full range: low acuity à high acuity • 24/7 nursing coverage Inpatient rehabilitation hospitals • Site neutrality • Eliminates payment silos Skilled nursing facilities Home-based post-acute services • More care in the home (lowest cost setting) • Ability to care for high-acuity patients with Home health multiple chronic conditions ▪ The healthcare industry is moving toward integrated delivery payment models, value-based purchasing, and site neutrality. A new payment system for LTCHs, pending new payment systems for SNFs and HHAs, and pending changes to the IRF case mix and patient classification frameworks are precursors to these moves. ▪ To succeed, providers must adapt to changes in the regulatory and operating environments, build strategic relationships across the healthcare continuum, and consistently provide high-quality care at a cost-effective price. Encompass Health 22

The Company is well-positioned for the progression towards site neutrality as it will be able to treat all types of post-acute patients by leveraging its operational expertise across its network of facility-based and home-based assets. The Company’s IRFs have the physical construct, clinical staffing, and operating expertise to “pivot from the center” to address the full spectrum of inpatient post-acute needs in a site neutral environment. LTACs IRFs SNFs Always available Sometimes available Seldom available Therapy gym Therapy gym Therapy gym Present & training & training & training Home health Systems for Systems for Systems for all PAC all PAC all PAC patients patients patients Staff trained Staff trained Staff trained for all acuity for all acuity for all acuity Progression to site neutrality Higher acuity patients will Post-acute inpatient hospitals transition from post-acute inpatient hospitals to home health. Lower acuity Future Post-acute inpatient spectrum patients will go directly to home health. Higher acuity Lower acuity Encompass Health 23

Clinical collaboration - overlap markets*

Inpatient rehabilitation-home health clinical collaboration (all payors)

- As of Dec. 31, 2018, Encompass Health had 81 overlap markets.*
- The clinical collaboration rate with Encompass Health's inpatient rehabilitation hospitals increased by 320 basis points in Q4 2018 compared to Q4 2017.
- The clinical collaboration rate objective is 35% to 40% in the near term.
- The objectives of clinical collaboration are to improve the patient experience and outcomes and to reduce the total cost of care across a post-acute episode.
  - Coordination between our IRFs and home health teams is resulting in lower discharges to skilled nursing facilities, higher discharges to home and improved patient satisfaction.



31.7%
Collaboration rate
34.9%
Collaboration rate
4,939
5,596
10,660
10,434
Q4 2017
Q4 2018
Encompass Health
IRF discharges to:
EHC home health
Non-EHC home health

* Overlap markets have an Encompass Health IRF and an Encompass Health home health location within an approximate 30-mile radius, excluding markets that have home health licensure barriers. Overlap markets are open for 12 months before inclusion in the clinical collaboration rate.

Encompass Health 24

Clinical collaboration - all markets

To continue building its clinical collaboration platform, the Company will:

- focus on increasing its number of new overlap markets and building density in current overlap markets and
- use Care Transition Coordinators and TeamWorks best practices to enhance patient awareness and understanding of the value in clinical collaboration.



~107,000 EHC IRF discharges referred to home health in 2018
~59% of total EHC IRF discharges
24%
Non-Medicare FFS discharges
EHC's current clinical collaboration focus is on the Medicare beneficiary population.
10%
Discharges in markets where a JV acute care partner owns a home health agency outside of the EHC JV
4%
Discharges returning to a non-EHC home health agency that referred the patient to an EHC IRF
Priorities
Requires acquisition to be actionable; pipeline prioritization underway
26%
Discharges in markets where EHC operates an IRF but not a home health agency
Clinical collaboration activities underway
15%
Discharges to a non-EHC home health agency in an EHC overlap market
21%
Discharges to an EHC home health agency

Encompass Health 25

Business outlook, including guidance (as of March 5, 2019) Encompass Health 26

2018 Highlights

GROWTH

- **Opened** or **acquired** 4 new IRFs (including 2 joint ventures)
- **Expanded** existing IRFs by 26 beds
- **Acquired** or **opened** 23 home health locations and 22 hospice locations

OPERATIONAL INITIATIVES

- **Completed** rebranding and name change (see page 40)
- **Enhanced** our use of predictive data analytics
  - **Deployed** rehabilitation-specific readmission model across all of our hospitals
  - **Began production** of 90-day post-acute readmission model that applies to all patients and settings
- **Increased** clinical collaboration between the Company's IRFs and home health locations
  - **Increased** the number of overlap markets to 81 (from 76 as of 12/31/17)
  - **Increased** the clinical collaboration rate to 34.0% (a 450 bps increase over 2017)
- **Piloted** post-acute solutions
  - **Actively using** care management tools at our hospitals in Tyler, TX and Petersburg, VA
  - **Began utilizing** care navigators to follow a patient throughout an episode of care

CAPITAL STRUCTURE

- **Maintained** flexible balance sheet
  - **Reduced** leverage below 3.0x
- **Continued** shareholder distributions
  - **Paid** ~$101 million in cash dividends
  - **Raised** quarterly cash dividend per common share for the fifth straight year (from $0.25 to $0.27)

Encompass Health 27

Priorities for 2019 GROWTH u Expand portfolio of inpatient rehabilitation hospitals Ÿ Demographic trends driving increased demand for inpatient rehabilitation services Ÿ IRFs are best positioned to expand service offering in the progression towards site neutrality (see page 23) Ÿ Joint venture or wholly owned opportunities based on market-specific dynamics Ÿ Increase capacity at existing IRFs via bed additions u Expand portfolio of home health and hospice locations Ÿ Demographic trends driving increased demand for skilled home health services and in-home hospice services Ÿ Home health benefiting from SNF disintermediation Ÿ Continue emphasis on: ü Increasing overlap with the Company’s inpatient rehabilitation hospitals ü Increasing market density via acquisitions in existing and contiguous home health markets Ÿ Continue to build scale in hospice service line OPERATIONAL INITIATIVES CAPITAL STRUCTURE Encompass Health 28

Priorities for 2019 GROWTH OPERATIONAL INITIATIVES u Increase clinical collaboration - see pages 24 and 25 u Build stroke market share - see page 30 u Develop and implement post-acute solutions - see page 31 u Transition to IRF CARE Tool payment system - see page 32 u Prepare for implementation of home health: Ÿ Patient-Driven Groupings Model (“PDGM”) - see page 33 Ÿ Review Choice Demonstration (“RCD”) - see page 34 CAPITAL STRUCTURE u Maintain real estate ownership and balance sheet flexibility u Consider opportunistic refinancings u Augment returns from investments in operations with shareholder distributions Encompass Health 29

Building stroke market share

Leveraging our:
- strategic sponsorship with the AHA/ASA
- clinical collaboration
- joint commission certifications

Encompass Health | American Stroke Association. A division of the American Heart Association. Together to End Stroke®



~800,000
strokes per year in the U.S.
~130,000
deaths from stroke
~31,000
strokes treated in EHC IRFs
~639,000 strokes
EHC's 3-year stroke CAGR is ~6%.

112 EHC IRFs hold stroke-specific certifications.

Continue to increase market share by focusing on IRF-eligible stroke patients going to SNFs and non-EHC IRFs

Stroke cases account for ~1/3 of EHC's Medicare Advantage volume.

Encompass Health

Source: https://www.heart.org/-/media/data-import/downloadables/heart-disease-and-stroke-statistics-2018---at-a-glance-ucm_498848.pdf

30

Post-acute solutions

Our post-acute solutions will leverage our clinical expertise, large post-acute datasets, EMR technologies, and strategic partnerships to drive improved patient outcomes and lower cost of care across the entire post-acute episode.

2018

- Modified and implemented Cerner's HealtheCare module; created a longitudinal patient record to manage patients across the post-acute continuum
  - piloting in Tyler, Texas
- Deployed ReAct in all of our hospitals
- Developed 90-day post-acute readmission prediction model
  - piloting in Tyler, Texas and Petersburg, Virginia
- Began utilizing care navigators to follow a patient throughout an episode of care

2019

- Refine 90-day post-acute readmission prediction model; deploy to additional EHC hospitals
- Design and implement post-acute care clinical decision support tools
- Design and implement quality reporting tool for building preferred provider networks
- Create a provider hub to automate market analysis tools for quality reporting across episodes
- Use Medalogix for home health care plan optimization and to reduce emergency room visits and hospital readmissions

Encompass Health 31

Inpatient rehabilitation: transition to CARE Tool payment system Background Elimination of FIM™ functional assessment items from IRF-PPS Ÿ Effective October 1, 2019, CMS will replace the FIM™ functional assessment measures with the CARE Tool measures for reporting and payment purposes. Ÿ This change will require CMS to make substantial changes to the CMGs, relative weights and average length of stay values for the IRF-PPS, likely impacting Medicare revenue per discharge for certain cases. Transition to CARE Tool payment system Ÿ Provide feedback to CMS on potential effects of care assessment measures on CMGs, relative weights and average length of stay Ÿ Continue education of hospital staff on CARE Tool utilization, including documentation requirements Ÿ Monitor FIMTM assessment to CARE Tool assessment comparative measures to ensure consistent representation of patients’ functional status Encompass Health 32

Home health: Patient-Driven Groupings Model ("PDGM")

Background

Move to the Patient-Driven Groupings Model

- Effective Jan. 1, 2020, PDGM will:
  - move from 60-day episodes for payment to 30-day payment periods;
  - rely more heavily on clinical characteristics; and
  - eliminate therapy service use thresholds in case-mix adjustments.
- To achieve budget neutrality, CMS assumed behavioral changes will offset a 6.4% reduction in the base rate.

Home health PDGM preparation strategies

- Pursue legislative avenues to require CMS to use observed (vs. assumed) behavior changes to achieve budget neutrality
- Provide feedback to CMS on magnitude and timing of assumed behavioral changes.
- Ensure productivity levels are realized for full-time staff
- Optimize acuity-scaled care planning
- Maximize the economies generated by scale and density
- Utilize technology to drive incremental efficiencies

Encompass Health 33

Home health: Review Choice Demonstration (“RCD”)* State Start date Company Overview locations Following the pause of the Pre-Claim Review Illinois To be determined 3 Demonstration (“PCRD”) on April 1, 2017, CMS worked Ohio To be determined 1 to revise PCRD to offer more flexibility and choice for North Carolina To be determined 6 providers. The proposed RCD will give providers in the Florida To be determined 17 demonstration states an initial choice of three options. Texas To be determined 52 Three options Preparation 1. 100% pre-claim review 2. 100% post-payment review • Reviewed all documentation 3. Minimal post-payment review with a 25% payment requirements reduction for all Medicare home health services • Implemented system features to make If a provider chooses 100% pre-claim or post-payment review (which applies to every episode of care) and electronic submission easier reaches a 90% affirmation rate, it may elect to have • Continue to work with physicians to only 5% of its claims spot checked to ensure continued ensure consistency between their compliance. supporting documentation and our Timeline supporting documentation The revised demonstration will likely begin in 2019 (with at least 30 days’ notice from CMS) and have a • Add administrative resources as staggered implementation beginning with home health staggered implementation occurs providers operating in Illinois, then expanding to Ohio and North Carolina, and later to Florida and Texas. CMS • Apply learnings from our Illinois has the option to expand to other states in the locations that successfully navigated Palmetto jurisdiction. PCRD with an affirmation rate in Duration excess of 90% Five years * On May 29, 2018, CMS announced its intention to restart PCRD as RCD. Encompass Health 34 Source: https://www.gpo.gov/fdsys/pkg/FR-2018-05-31/pdf/2018-11492.pdf

Guidance - as of March 5, 2019 2018 2019 Actuals Guidance Net operating revenues* Net operating revenues $4,277.3 million $4,500 million to $4,600 million Adjusted EBITDA(9) Adjusted EBITDA(9) $901 million $925 million to $945 million Adjusted earnings per share Adjusted earnings per share from continuing operations from continuing operations attributable to Encompass attributable to Encompass Health(10) Health(10) $3.63 $3.71 to $3.85 * See page 37 for discussion of the Company’s adoption of a new revenue recognition accounting standard. Encompass Health 35 Refer to page 112-116 for end notes.

2019 Guidance considerations

Inpatient rehabilitation

- Estimated 1.2% increase in Medicare pricing for Q1 through Q3 and estimated 2.4% increase for Q4 (see page 42)
  - Transition to CARE Tool may negatively impact Q4 pricing
- Salary increase of approx. 3.0%; benefits increase of approx. 6.0% to 8.0%
- Revenue reserve (formerly bad debt expense) of 1.4% to 1.6% of net operating revenues*
- Administrative costs related to transition to CARE Tool payment system

Home health and hospice

- Estimated 1.5% net Medicare pricing increase for CY 2019 (see page 42)
- Salary increase of approx. 3.0%; benefits increase of approx. 6.0% to 8.0%
- Inclusive of $50 million to $100 million of home health and hospice acquisitions in 2019
- Administrative costs related to the Review Choice Demonstration program and preparation for PDGM

Consolidated

- Investments of $3 million to $5 million in strategic initiatives, including post-acute solutions
- Ongoing effects of Hurricane Michael on operations in the Panama City, Florida market
- Diluted share count of ~100 million shares
- Tax rate of ~27%
- Adoption of new lease accounting standard is expected to result in a gross-up of assets and corresponding liabilities of $330 million to $370 million and is not expected to have a material impact on our income statement or statement of cash flows.

Encompass Health

* See page 37 for discussion of the Company's adoption of a new revenue recognition accounting standard.

36

Impact of the new revenue recognition accounting standard

- During the first quarter of 2018, Encompass Health adopted a new accounting standard (ASC 606 - Revenue from Contracts with Customers) which clarifies the standard for recognizing revenue.
- The primary impact to the Company's financial reporting was that amounts it previously presented as provision for doubtful accounts became a component of net operating revenue (both segments impacted similarly).
  - This had the effect of reducing net operating revenues but was neutral to Adjusted EBITDA and adjusted EPS.
- The Company retrospectively adopted the new standard during Q1 2018, which means previously reported quarterly and full-year results for 2017 have been updated to reflect the requirements of the new standard.

Impact of the New Revenue Standard - Historical Periods

	As Historically Reported						As Currently Reported Under New Standard					
	Q4-17	Q3-17	Q2-17	Q1-17	FY 2017	FY 2016	Q4-17	Q3-17	Q2-17	Q1-17	FY 2017	FY 2016
Net operating revenue (millions)	$ 1,019.7	$ 995.6	$ 981.3	$ 974.8	$ 3,971.4	$ 3,707.2	$ 1,008.8	$ 981.6	$ 966.4	$ 957.1	$ 3,913.9	$ 3,642.6
Provision for doubtful accounts (millions)	9.7	12.6	13.7	16.4	52.4	61.2	–	–	–	–	–	–
Other operating expenses (millions)	139.5	137.6	130.5	129.1	536.7	492.1	138.3	136.2	129.3	127.8	531.6	488.7
Inpatient rehabilitation revenue/ discharge	17,871	17,896	17,823	18,131	17,929	17,577	17,693	17,654	17,557	17,812	17,679	17,265
IRF Segment - Prov. for doubtful accounts as a % of revenue	1.0%	1.4%	1.6%	1.8%	1.5%	1.9%	N/A	N/A	N/A	N/A	N/A	N/A
Home health revenue/episode	2,989	3,022	2,989	2,991	2,998	3,031	2,976	3,008	2,975	2,978	2,984	3,017
Adjusted EBITDA (millions)	208.2	204.6	209.5	200.8	823.1	793.6	No Change					
Adjusted EPS	0.70	0.66	0.71	0.70	2.76	2.67	No Change					

Impact of the New Revenue Standard - Current Period

	Pro Forma Under Previous Accounting Standard					As Currently Reported Under New Standard				
	Q4-18	Q3-18	Q2-18	Q1-18	YTD 2018	Q4-18	Q3-18	Q2-18	Q1-18	YTD 2018
Net operating revenue (millions)	$ 1,109.4	$ 1,079.9	$ 1,079.5	$ 1,056.7	$ 4,325.5	$ 1,096.0	$ 1,067.6	$ 1,067.7	$ 1,046.0	$ 4,277.3
Provision for doubtful accounts (millions)	13.4	12.3	11.8	10.7	48.2	–	–	–	–	–
Inpatient rehabilitation revenue/ discharge	18,345	18,276	18,196	18,297	18,279	18,084	18,051	17,987	18,114	18,059
IRF Segment - Prov. for doubtful accounts as a % of revenue	1.5%	1.3%	1.2%	1.1%	1.3%	N/A	N/A	N/A	N/A	N/A
Home health revenue/episode	2,978	3,006	2,982	2,937	2,977	2,972	2,995	2,968	2,934	2,968
Adjusted EBITDA (millions)	No Change					No Change				
Adjusted EPS	No Change					No Change				

Encompass Health 37

Adjusted free cash flow(11) assumptions Certain cash flow items 2018 2019 (millions) Actuals Assumptions Cash interest payments (net of amortization of debt discounts $143.3 $145 to $155 u Revised from an initial 2019 and fees) estimate of $140 to $150 million due to the favorable impact of bonus depreciation and other Cash payments for income taxes, $114.8 $110 to $130 changes in deferred tax assets net of refunds u Working capital increase in 2019 due primarily to revenue growth Working capital and other $(48.1) $30 to $50 u Maintenance capital expenditures in 2019 are reflective of our expanding hospital portfolio. Maintenance CAPEX $152.9 $160 to $170 u Increased from an initial 2019 range of $400 to $470 million due to revision in estimate of cash Adjusted free cash flow $538.1 $420 to $500 taxes discussed above Encompass Health Reconciliations to GAAP provided on pages 99-110. Refer to pages 112-116 for end notes. 38

Uses of free cash flow 2018 2019 Actuals Assumptions IRF bed expansions $22.3 $40 to $50 New IRFs - De novos 76.4 85 to 115 Growth in - Acquisitions — opportunistic core - Replacement IRFs and other 24.5 90 to 110 business Home health and hospice acquisitions (includes Camellia in 2018)* 143.9 50 to 100 $265 to $375, excluding IRF $267.1 acquisitions Debt reduction Debt redemptions (borrowings), net $63.3 opportunistic Quarterly cash dividend currently set at $0.27 per common share(12) Cash dividends on common stock(12) 100.8 ~$108 Shareholder Purchase of Home Health Holdings $13.2 million distributions rollover shares and exercise of SARs SARs exercised (see page 69) 65.1 TBD in Q1 2019 (see page 69) Common stock repurchases — opportunistic ~$250 million authorization as of $229.2 $TBD Dec. 31, 2018(13) Encompass Health * Net of assumed accounts payable and accrued expenses, the cash paid for the acquisition of Camellia was $131.4 million. 39 See the debt schedule on page 67. Refer to page 112-116 for end notes.

Rebranding and name change

The Company's rebranding and name change reinforce its existing strategy and position as an integrated provider of inpatient and home-based care.

JULY 2017
Announced planned name change

JAN. 2018
Legally changed name and stock ticker to Encompass Health Corporation (EHC)

APRIL 2018
Phase 1 field asset conversions

JULY 2018
Phase 2 field asset conversions

OCT. 2018
Phase 3 field asset conversions

JAN. 2019
Phase 4 field asset conversions; transition complete

Encompass Health

As of Jan. 1, 2019, all of the Company's hospitals and home health and hospice locations have been transitioned to the Encompass Health brand.

	2017	2018	2019	Total
Operating expenses*	~$6 million	~$11 million	~$1 million	~$18 million
Capital expenditures	~$1 million	~$3 million	~$3 million	~$7 million
Total rebranding investment	~$7 million	~$14 million	~$4 million	~$25 million

*Included in corporate general and administrative expenses line item

Encompass Health
40

Business outlook: 2019 to 2021 2019 2020 2021 • Implement changes to reimbursement models in both business segments Key • Enhance clinical collaboration between the Company’s IRFs and home health locations operational • Build stroke market share initiatives • Develop and implement post-acute solutions • Participate in alternative payment models • Same-store IRF growth Core • New-store IRF growth (de novos and acquisitions) growth • Same-store home health and hospice growth • New-store home health and hospice growth (acquisitions and de novos) Expansion of service Ÿ Consider acquisitions of other complementary businesses offerings Strong balance sheet • Maintain real estate ownership strategy and balance sheet flexibility • Quarterly cash dividends on common stock Shareholder distributions • Opportunistic common stock repurchases • Purchases of Home Health Holdings rollover shares and exercises of SARs Encompass Health 41

Business outlook 2019 to 2021: revenue assumptions

Volume (includes new stores)	Inpatient Rehabilitation* 3+% annual discharge growth			Home Health* 10+% annual admission growth		
Medicare Pricing *Amounts are approximations*	Approx. 73% of segment revenue			Approx. 85% of segment revenue		
	FY 2019 Q418-Q319 Final Rule	FY 2020 Q419-Q320(14) Estimate†	FY 2021 Q420-Q321 Estimate†	CY 2019 Q119-Q419 Final Rule	CY 2020 Q120-Q420(15)	CY 2021 Q121-Q421 Estimate†
Market basket update	2.9%	3.0%	3.0%	3.0%	1.5%	3.0%
Healthcare reform reduction	(0.75%)	-	-	-	-	-
Legislative changes to the rural add-on program(15)	-	-	-	(0.1%)	(0.2%)	(0.1%)
Change in outlier fixed-dollar loss ratio	-	-	-	0.1%	-	-
Healthcare reform productivity adjustment	(0.8%)	(0.6%)	(0.6%)	(0.8%)	-	(0.6%)
Net market basket update	1.35%	2.4%	2.4%	2.2%	1.3%	2.3%
Change in wage index	(0.1%)	-	-	-	-	-
Change in CMG relative weights and average length of stay values	(0.1%)	-	-	-	-	-
Change in outlier threshold	(0.0%)	-	-	-	-	-
Impact from case mix re-weighting	-	-	-	(0.7%)	-	-
Estimated impact to Encompass Health(16)	1.2%			1.5%	(3.8%)**	
Medicare Advantage and managed care pricing	Approx. 20% of revenue			Approx. 13% of revenue		
Expected increases	2-4%	2-4%	2-4%	0-2%	0-2%	0-2%

* Outpatient and hospice, which services accounted for 5.0% of total operating revenues for full-year 2018, are not included in the pricing assumptions.
** Estimated PDGM impact of (5.1%) plus 1.3% net market basket update; excludes potential CMS behavioral change reduction. See end note 15 for further details.

† Estimates are based on current CMS and Congressional Budget Office projections which do not include potential changes from legislation or the CMS rule-making process.
Refer to pages 112-116 for end notes.

Encompass Health 42

Business outlook 2019 to 2021: labor and other expense assumptions

Inpatient rehabilitation | **Home health and hospice**

Salaries and benefits	2019	2020	2021
Salary increases	2.75-3.25%	2.75-3.25%	2.85-3.35%
Benefit costs increases	6-8%	5-10%	5-10%


Salaries and benefits ~70%
IRF expenses ~30%

% of salaries and benefits	
Salaries	~90%
Benefits	~10%


Salaries and benefits ~85%
Other expenses ~15%

IRF expenses

- Other operating expenses and supply costs tracking with inflation

Home health and hospice expenses

- Other operating expenses and supply costs tracking with inflation

Encompass Health 43

IRF-PPS fiscal year 2019 final rule: key provisions

Update to payment rates

The final rule will:

- Implement a **net 1.35%** market basket increase
  - 2.9% market basket increase
  - (75 bps) healthcare reform reduction
  - (80 bps) healthcare reform productivity reduction;
- Update case mix group relative weights and average length of stay values;
- Increase the outlier fixed loss threshold; and
- Revise the wage index values.

Quality reporting and IRF coverage requirements

- CMS will remove National Healthcare Safety Network (NHSN) Facility-wide Inpatient Hospital-onset Methicillin-resistant Staphylococcus aureus (MRSA) Bacteremia Outcome Measure (NQF #1716), beginning with the FY 2020 IRF QRP; and remove Percent of Residents or Patients Who Were Assessed and Appropriately Given the Seasonal Influenza Vaccine (Short Stay) (NQF #0680), beginning with the FY 2021 IRF QRP.
- CMS will begin to publicly displaying data on four assessment-based measures in CY 2020.
- CMS will make changes to certain IRF coverage requirements to increase flexibility and reduce burden.

Elimination of FIM™ functional assessment items from IRF-PPS[14]

- Beginning Oct. 1, 2019, CMS will remove the FIM™ functional assessment items from the IRF-PAI.
- CMS will replace the FIM™ measures with data items located in the Quality Indicators section of the IRF-PAI for payment purposes.
- This change will require CMS to make substantial changes to the CMGs, relative weights and average length of stay values for the IRF-PPS.

Company observations

Pricing:

- *Net pricing impact to the Company expected to be an increase of ~1.2% for FY 2019 (see page 42)*

- *Because of its efficient cost structure, the Company receives very few outlier payments despite treating higher acuity patients (see page 93).*

Expected FY 2020 changes[14]:

- *CMS will be proposing additional changes to the new CMGs, relative weights and average length of stay values in the FY 2020 IRF-PPS proposed notice of rulemaking.*
- *The Company will continue providing input to CMS on the development of the case-mix methodology changes.*

Source: https://www.federalregister.gov/documents/2018/08/06/2018-16517/medicare-program-inpatient-rehabilitation-facility-prospective-payment-system-for-federal-fiscal
Refer to pages 112-116 for end notes.

Encompass Health
44

HH-PPS calendar year 2019 final rule: key provisions

Final rule update to 2019 payment rates

The final rule will:

- Implement a **net 2.2%** market basket **increase** (3.0% market basket less a 0.8% healthcare reform productivity reduction);
- Implement the rural add-on modifications as required by the Bipartisan Budget Act (BBA) of 2018; and
- Reduce the Outlier FDL ratio from 0.55 to 0.51.

New quality reporting measures

- CMS will remove seven quality reporting measures from the CY 2021 HH Quality Reporting Program.
- CMS will refine the HH Value-Based Purchasing program by removing two OASIS-based measures, replacing three OASIS-based measures with two composite measures, and amending how the Total Performance Scores are calculated.

Patient-driven groupings model (PDGM) for CY 2020[15]

- The final rule further refines the HH case-mix methodology for CY 2020 as required by Section 51001 of the BBA of 2018.
- PDGM will use 30-day payment periods
  - Relies more heavily on clinical characteristics and
  - Eliminates therapy service use thresholds currently used in case-mix adjustments
- To achieve budget neutrality, CMS assumed behavioral changes will offset a 6.4% reduction in the base rate.

Company observations

Pricing:

- *Net pricing impact to the Company expected to be an increase of ~1.5% for CY 2019 (see page 42)*

Quality:

- *The Company will modify existing processes and systems to meet the changed requirements.*

Payment System[15]:

- *The Company will continue to engage with CMS, Congress, and other stakeholders to ensure any change to the underlying payment system maintains patient access to needed home health services.*

Encompass Health

Source: https://www.federalregister.gov/documents/2018/11/13/2018-24145/medicare-and-medicaid-programs-cy-2019-home-health-prospective-payment-system-rate-update-and-cy
Refer to pages 112-116 for end notes.

45

IMPACT Act of 2014 - enacted Oct. 6, 2014 Company observations and considerations with respect to the IMPACT Act: ▪ It was developed on a bi-partisan basis by the House Ways and Means and Senate Finance Committees and incorporated feedback from healthcare providers and provider organizations that responded to the Committees’ solicitation of post-acute payment reform ideas and proposals. ▪ It directs the United States Department of Health and Human Services (“HHS”), in consultation with healthcare stakeholders, to implement standardized data collection processes for post-acute quality and resource use measures. ▪ Although the IMPACT Act does not specifically call for the implementation of a new post-acute payment system, the Company believes this act will lay the foundation for possible future post-acute payment policies that would be based on patients’ medical conditions and other clinical factors rather than the setting where the care is provided. ▪ It will create additional data reporting requirements for the Company’s IRFs(17) and home health agencies. The precise details of these new reporting requirements, including timing and content, will be developed and implemented by the Centers for Medicare and Medicaid Services through the regulatory process the Company expects will take place over the next several years. ▪ While the Company cannot quantify the potential financial effect of the IMPACT Act on Encompass Health, the Company believes any post-acute payment system that is data driven and focuses on the needs and underlying medical conditions of post-acute patients will be positive for providers who offer high-quality, cost-effective care. Encompass Health believes it is doing just that and expects this act will be positive for the Company. ▪ However, it will likely take years for the quality data to be gathered, standardized patient assessment data to be assembled and disseminated, and potential payment policies to be developed, tested and promulgated. As the nation’s largest owner and operator of inpatient rehabilitation hospitals, the Company looks forward to working with HHS, the Medicare Payment Advisory Commission and other healthcare stakeholders on these initiatives. Source: https://www.govtrack.us/congress/bills/113/hr4994/text Encompass Health Refer to pages 112-116 for end notes. 46

Growth Encompass Health is a leader in serving the post-acute patient population and has multiple avenues available for sustained growth in both segments. Favorable demographic trends are driving increased demand. Encompass Health 47

The Company has multiple avenues available for sustained growth in both segments u The Company continues to have excellent organic growth opportunities in inpatient rehabilitation, home health, and hospice. — Track record of consistent market share gains — IRF organic growth supplemented by bed additions — Maturation of acquired home health locations u Target four to six new inpatient rehabilitation hospitals per year to complement organic growth — De novos and acquisitions will allow entry into, and growth in, new markets. — Proven track record of success u Target $50 to $100 million per year toward home health and hospice acquisitions to complement organic growth — Home health acquisitions and new-store growth prioritized in Encompass Health IRF markets without current overlap — Build additional scale in hospice via acquisitions and de novos Encompass Health 48

Both segments benefit from a demographic tailwind: growth in the Medicare beneficiary population Projected population of age 65+ Baby Boomer wave • The growth rate of Medicare reaches average age of beneficiaries increased in 2011 to an Millions an Encompass Health approx. 3% CAGR as “Baby Boomers” Medicare patient (~76). started turning age 65. ◦ ~10,000 Baby Boomers turn 65 each day ~3% CAGR • The CAGR for the population in Encompass Health’s average patient age range is ~5%. CAGR (population growth by age) 46% 46% 45% (33.3M) (30.7M) Age 2014 2018 2022 2026 43% (26.8M) to 2018 to 2022 to 2026 to 2030 41% (22.7M) (19.0M) 65-69 2.8% 2.6% 1.6% (0.1)% 70-74 4.9% 3.7% 2.5% 2.1% 75-79 4.0% 5.0% 4.9% 2.0% 80+ 1.5% 2.4% 3.6% 5.2% Total 3.2% 3.3% 2.9% 2.2% Age 65-69 Age 70-79 Age 80+ Encompass Health Source: www.census.gov/data/datasets/2017/demo/popproj/2017-popproj.html 49

Multi-faceted inpatient rehabilitation growth strategy New beds Total IRFs 2018 Bed count increase 1,600 140 135 • Shelby County, AL (34 beds) 1,400 130 De novos • Bluffton, SC (38 beds) 1,200 125 120 1,000 • Murrells Inlet, SC (29 beds) 115 Acquisitions 800 110 • Winston-Salem, NC (68 beds) 105 600 • Bed expansions (26 beds) 100 400 95 Bed 2019 Projected bed 90 expansions 200 count increase 85 Wholly owned and joint ventures • Lubbock, TX (40 beds) 0 80 2013 2014 2015 2016 2017 2018 Projected 2019 • Boise, ID (40 beds) % Increase in licensed beds 4% 18% 1% 4% 1% 3% • Katy, TX (40 beds) Total number of licensed beds 6,825 7,095 8,404 8,504* 8,851 8,966† 9,261‡ Total number of IRFs 103 107 121 123* 127 130† 134 • Murrieta, CA (50 beds) * 2016 total number of licensed beds and total number of IRFs include the disposal of 61 beds at Beaumont, TX (sold June 2016) and 83 beds at Austin, TX (closed August 2016). • Bed expansions (~150 beds) † 2018 total number of licensed beds and total number of IRFs include the consolidation of the Ft. Worth market (decrease of 60 beds) and the delicensure of 20 SNF beds at a Dallas IRF. ‡ Projected 2019 total number of licensed beds includes the delicensure of 25 SNF beds at Round Rock, TX. Encompass Health 50

Inpatient rehabilitation growth pipeline

Disciplined approach to new store growth
- $7.7 billion Medicare IRF market -

Considerations:

- Market demographics
- Presence of other IRFs
- Geographic proximity to other Company IRFs and home health locations
- Potential joint venture partners

Typical development pipeline

	Exploratory / CA executed	Actively working	Near-term actionable
No. of projects	30 - 40	10 - 12	4 - 6

Factors:

- Certificate of need process/timeline
- Fair market valuation of contributed assets (joint ventures only)
- Partnership complexities

The Company's value proposition

- ✓ CAPEX to build free-standing IRF, freeing up space for medical/surgical beds in an acute care facility for a JV partner
- ✓ Enhance the position of the acute care hospital to meet quality requirements and effectively participate in alternative payment models
- ✓ Increased acute care hospital flow-through by taking appropriate higher acuity patients faster than other post-acute settings
- ✓ Clinical collaboration between the Company's IRFs and home health locations
- ✓ Proprietary rehabilitation-specific clinical information system ("ACE-IT") integrated with acute care hospitals' clinical information systems to facilitate patient transfers, reduce readmissions, and enhance outcomes
- ✓ Proprietary real-time performance management systems (care management, labor productivity, quality reporting, therapy analysis and expense management) to ensure appropriate clinical oversight and improve profitability
- ✓ Proven track record of efficient management of regulatory process (CON, licensure, occupancy, etc.)
- ✓ Experienced transaction/integration team
- ✓ National leader in post-acute policy activities
- ✓ TeamWorks approach to sales and marketing
- ✓ Supply chain efficiencies
- ✓ Medical leadership and clinical advisory boards

Source: MedPAC, Medicare Payment Policy, March 2018 - page 267
CA = confidentiality agreement

Encompass Health 51

Inpatient rehabilitation acute care joint venture partnerships • The Company’s IRF joint ventures began in 1991 with Vanderbilt University Medical Center. • The Company’s joint venture acute care hospital partners own equity that ranges from 2.5% to 50%. • 44 of 45 IRFs are consolidated joint ventures, with one accounted for under the equity method. 45* IRF joint venture hospitals in place with major healthcare systems such as: • Barnes-Jewish • University of Virginia Medical Center • Vanderbilt University Medical Center • Geisinger Health System • Martin Health System • Monmouth Medical Center (Barnabas Health) • Yuma Regional Medical Center • Mercy Health System • Maine Medical Center • Methodist Healthcare-Memphis Hospitals, a subsidiary of Methodist Le Bonheur Healthcare Joint ventures with acute care hospitals establish a solid foundation for integrated delivery and alternative payment models. * Excludes IRF joint venture hospitals that have been announced but were not operational as of December 31, 2018: Encompass Health Lubbock, TX; Boise, ID; and Dayton, OH (current wholly owned 50-bed IRF that will become a joint venture with 52 Premier Health upon completion of a new 60-bed hospital).

De novo IRFs and acquisitions Operations Joint # of new beds Location date Investment considerations venture? 2017 2018 2019 2020 De novo IRFs: • IRR objective of 13% (after tax) • Joint venture capitalization Westerville, OH Q2 2017 Yes 60 • Certificate of need (“CON”) costs, Jackson, TN* Q3 2017 Yes 48 where applicable Pearland, TX Q4 2017 40 • Clinical information system (“CIS”) Shelby County, AL Q2 2018 34 installation costs Bluffton, SC Q2 2018 38 • Medicare certification for new hospitals Winston-Salem, NC Q4 2018 Yes 68 (minimum of 30 patients treated for 1 Lubbock, TX Q2 2019 Yes 40 zero revenue) 2 Boise, ID Q3 2019 Yes 40 3 Katy, TX Q4 2019 40 4 Murrieta, CA Q4 2019 50 6 Previously announced IRF development projects underway 5 Sioux Falls, SD 2020 40 6 Coralville, IA 2020 40 5 New states Acquisitions: – Mississippi in 2017 – North Carolina in 2018 Gulfport, MS Q2 2017 Yes 33 – Idaho in 2019 Murrells Inlet, SC Q3 2018 Yes 29 – South Dakota and Iowa in Bed expansions, net** 166 26 ~150 ~100 2020 347 195 ~320 ~180 Encompass Health * Existing wholly owned, 40-bed IRF in Martin, TN became a joint venture in conjunction with this opening 53 ** Net bed expansions in each year may change due to the timing of certain regulatory approvals and/or construction delays.

De novo costs and timeline • Prototype includes all private rooms Capital cost (millions) Low High • Core infrastructure of building anticipates Construction, design, permitting, etc. $17 $21 future expansion (accretive to financial Land 2 5 returns) Equipment (including CIS) 3 4 • Factors that impact costs/timeline: Range of a typical 40-50 bed IRF $22 $30 ◦ CON status Pre-opening expenses(18) (millions) Low High ◦ State regulatory requirements Operating $0.5 $1.0 ◦ Local planning and zoning approvals Salaries, wages, benefits 0.4 1.0 ◦ Hospital-specific complexities $0.9 $2.0 Illustrative timeline Project start Groundbreaking Opening CON process (if applicable) Zoning & design Permitting Construction 6 months to 3 years 18 to 20 months Encompass Health Refer to pages 112-116 for end notes. 54

IRF de novo occupancy and EBITDA* trends Occupancy Sustained positive EBITDA 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% 1 2 3 4 5 6 7 8 9 10 11 12 Months Middletown (12/2014) Franklin (12/2015) Modesto (10/2016) Westerville (04/2017) Pearland (10/2017) Shelby County (04/2018) Bluffton (06/2018) Murrells Inlet (09/2018) The Company’s average 2018 occupancy Encompass Health * IRF EBITDA = earnings before interest, taxes, depreciation, and amortization 55 directly attributable to the related hospital.

Multi-faceted home health and hospice growth strategy • Strong demand due to cost effectiveness of home-based care and implementation of alternative payment models Organic growth • Strong organic growth from existing locations • Located in markets with attractive demographics * Currently located in states that represent ~70% of total Medicare home health and hospice spend • Highly fragmented market Home health • Prioritization of new IRF overlap markets acquisitions • Proven ability to consummate and integrate acquisitions and de novos • Sustainable and replicable culture • Implementation of best practices and technology • Attractive partner due to quality of outcomes, data management, scale and market density, and willingness/ability to treat high acuity and/or Clinical chronic patients collaboration • Plan of care coordination with the Company’s IRFs • Care Transition Coordinators serve as representatives in transitional care activities and strategic relationships with other healthcare providers Hospice • Prioritization of existing home health markets acquisitions • Opportunity to build scale and leverage components of existing and de novos infrastructure Encompass Health 56

Home health growth pipeline Number of home health agencies over time • $18.1 billion Medicare home health market is highly 13,000 The number of home health agencies fragmented with over 12,200 is near an all-time high and presents home health agencies. 12,000 significant consolidation opportunities. • Approx. 93% of these have 11,000 annual revenue of less than $5 million. 10,000 s e i • Top 4 public companies c 9,000 n e represent approx. 20% of the g A f Medicare market. o 8,000 # • The Company represents 7,000 3.5% of the Medicare home health market. 6,000 Prioritize acquisitions in 5,000 Company IRF markets to 4,000 enhance clinical collaboration 1996 1998 2000 2002 2004 2006 2008 2010 2012 2014 2016 Interim Cost- payment based systems Prospective Payment System (PPS) (IPS) Source: MedPAC, Medicare Payment Policy - March 2018, page 246; March 2017, page 231; March 2016, page 214; Encompass Health March 2015, page 218; March 2014, page 221; March 2013, page 194; and March 2003, page 112; MedPAC - Healthcare 57 spending and the Medicare program, June 2006, page 131; Medicare Claims Data

Hospice growth pipeline

- Medicare hospice market is approx. $17 billion.
- 1.4 million Medicare beneficiaries received hospice services from approx. 4,400 providers in 2016.
- Hospice use among Medicare beneficiaries has grown substantially in recent years, suggesting greater awareness of and access to hospice services.
  - In 2016, only 50% of Medicare decedents utilized hospice services, and of those, more than 25% died in the first seven days of care, even though hospice care is intended for patients that physicians believe have 6 months or less to live.
  - On January 1, 2016, Medicare began paying for voluntary advance care planning conversations between a beneficiary and his or her physician.
- Annual Medicare spending on FFS decedents averages ~$34,500 per beneficiary — almost 4x higher than the average cost for beneficiaries who did not die during the year.
  - Roughly 25% of traditional Medicare spending for health care is for services provided to beneficiaries age 65 and older in their last year of life.

Acquisition strategy for hospice

- *Build additional scale*
- *Medicare focus*
- *Home-based service offering*
- *Strong clinical practice and clean compliance record*
- *Highly regarded market reputation*
- *Attractive geography and demographics*
- *Ability to leverage existing infrastructure*

% of Medicare decedents who used hospice


2000
~23%
2016
~50%

Encompass Health

Source: MedPAC, Medicare Payment Policy, March 2018, pages 323, 325, 330 and 333; https://www.kff.org/medicare/fact-sheet/10-faqs-medicares-role-in-end-of-life-care/

58

Alternative payment models Most models remain in the early or pilot stage and results have been mixed. Both of our segments continue to participate in various APM initiatives. Encompass Health 59

Accountable Care Organizations (“ACOs”)

As of January 2018, there were **619** MSSP and next generation ACOs serving **~11.9 million** Medicare beneficiaries.

Performance results so far have been **mixed.**

Medicare Shared Savings Program (MSSP)

(2018 - 561 ACOs / 10.5 million Medicare beneficiaries)

- Performance Year 5 (2017) results:
  - 284 of 472 ACOs (60%) held spending below their benchmark.
    - 125 of these ACOs reduced health costs compared to their benchmark, but did not meet the minimum savings threshold for shared savings.
  - 188 ACOs (40%) did not reduce costs compared to their benchmark.
  - Shared Savings Program ACOs generated total program savings of $1.1 billion or $314 million after adjusting for shared savings/loss payments.
- On December 21, 2018, CMS issued a Final Rule for the Shared Savings Program called “Pathways to Success.” The new program contains two participation tracks that will start on July 1, 2019.
  - New BASIC track allows eligible ACOs to begin under a one-sided risk model and incrementally phases-in higher levels of risk that at the highest level will qualify as an Advanced “Alternative Payment Model” under the Quality Payment Program.
  - New ENHANCED track, based on the Shared Savings Program’s existing Track 3, is intended to allow ACOs to take on higher levels of risk and possible shared-savings.
  - Current Track 1, Track 2, and Track 1+ Models will be discontinued.

Next generation ACOs

(2018 - 58* ACOs / ~1.4 million Medicare beneficiaries)

- Initiative launched in January 2016 for ACOs that are experienced in coordinating care for populations of patients
- Allows providers to assume higher levels of financial risk and reward than are available under the MSSP
- Performance Year 2 (2017) results:
  - 32 out of 44 ACOs generated savings and received shared savings of $230 million.
  - Remaining 12 ACOs generated losses and were required to pay back $57 million to CMS.

Premier Patient Healthcare™

Premier CARE COMMUNITY

The Company serves as the exclusive preferred home health provider for two Premier ACOs. (~24,000 total covered lives in northern Texas and southern Oklahoma)

- EHC receives increased referrals for Medicare home health patients from the ACOs
- Eligible to receive a portion of the ACOs’ shared savings
- Total shared savings achieved by both ACOs in 2017 was $6.0 million.
  - Met the minimum savings rate in one of the ACOs to participate in shared savings

Source: CMS/HHS press releases and public use files; MedPAC, Report to Congress, June 2018 - page 218
* Seven of the original 58 participating organizations have dropped out of the Next Generation ACO model since participants were announced in January 2018.

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60

Bundled payments

The bundled payments for Care Improvement (BPCI) initiative currently tests four types of bundles
(i.e. "**Models**"):

Model 1
All acute patients (all DRGs)
- Concluded Dec. 31, 2016 -

Models 2 & 3 have the most impact on post-acute providers.

Model 2*
Hospital plus post-acute period (selected DRGs)

Model 3*
Post acute only (selected DRGs)

Model 4*
Hospital plus readmissions (selected DRGs)

How the retrospective models work

- The BPCI "convener" is responsible for bringing providers together to provide a continuum of services throughout an episode of care. The BPCI "awardee" is the entity that bears the financial risk and receives the shared savings from CMS.
- Each participating provider in the care sequence continues to receive its traditional reimbursement from Medicare.
- The sum of all payments made to each provider for selected DRGs is then retroactively reconciled to a target payment determined by CMS. Payment reconciliations are performed quarterly, typically with a 9- to 12-month lag.
- Payment reconciliations: If actual spending exceeds the target, the awardee is responsible for paying a portion of the difference to CMS. If actual spending is less than the target, the awardee keeps a portion of the savings.
- The convener can choose to partner with other providers in shared savings agreements and allocate the savings across the providers who participated in providing the continuum of care.
- Shared savings agreements must be reviewed and approved by the Center for Medicare and Medicaid Innovation.

* BPCI Models 2, 3, and 4 ended on September 30, 2018 and was replaced by the BPCI Advanced model which began on October 1, 2018 and runs through December 31, 2023. BPCI Advanced is a new voluntary episode payment model that will test a new iteration of bundled payments for 29 inpatient clinical episodes and 3 outpatient clinical episodes. For more information regarding BPCI Advanced, see https://innovation.cms.gov/initiatives/bpci-advanced.

Notes: Models 1, 2, and 3 are retrospective models; model 4 is a prospective model.
The convener and awardee can be, but may not be, the same entity.

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61

The Company's historical participation in BPCI Model 3* (2017)

Inpatient rehabilitation			
BPCI bundle	Participating IRFs	Bundle length (in days)	% of the Company's total discharges
Stroke	3	60	0.11%
Simple pneumonia	1	60	0.02%
Sepsis	1	60	0.01%
Double-lower extremity joint replacement	2	60	0.01%
Upper extremity joint replacement	1	60	<0.01%
Total	**8**		**0.16%**

Home health			
BPCI bundle	Bundled arrangements	Bundle length (in days)	% of the Company's total episodes
Major joint replacement of the lower extremity	19	90	0.77%
Spinal fusion (non-cervical)	7	60/90	0.06%
Sepsis	8	90	0.06%
Revision of the hip or knee	10	90	0.06%
Simple pneumonia and respiratory infections	6	90	0.05%
Major joint replacement of the upper extremity	8	60/90	0.05%
Urinary tract infection	2	90	0.03%
Other respiratory	15	90	0.03%
Chronic obstructive pulmonary disease	10	90	0.02%
Congestive heart failure	8	90	0.02%
All other episode types	35	30/60/90	0.13%
Total	**128****		**1.28%**

* BPCI Model 3 ended on September 30, 2018 and was replaced by the BPCI Advanced model which began on October 1, 2018 and runs through December 31, 2023. BPCI Advanced is a new voluntary episode payment model that will test a new iteration of bundled payments for 29 inpatient clinical episodes and 3 outpatient clinical episodes. EHC home health currently serves as a convener for two episode initiators. For more information regarding BPCI Advanced, see https://innovation.cms.gov/initiatives/bpci-advanced.

** Represents a total of 72 locations participating in 128 bundled payment arrangements

Encompass Health 62

Home Health Value-Based Purchasing Model

Over the long term, the Company believes it is well-positioned to benefit from a delivery system that rewards providers who are committed to providing high-quality care.

In the calendar year 2016 HH-PPS final rule, CMS finalized a Home Health Value-Based Purchasing ("HHVBP") Model that covers five performance years beginning Jan. 1, 2016 and concluding on Dec. 31, 2022.

Medicare-certified home health agencies that provide services in the following states will be required to participate in the model:	
1. Arizona	5
2. Florida	17
3. Iowa	—
4. Maryland	3
5. Massachusetts	4
6. Nebraska	—
7. North Carolina	6
8. Tennessee	9
9. Washington	—
Company Locations	44

~22% of the Company's home health Medicare revenue

Total Performance Scores (a numeric score ranging from 0 to 100 based on each agency's performance) will be calculated from the following set of measures* for performance year 2019:

- Two composite measures from existing Outcome and Assessment Information Set ("OASIS") data collection and three process measures submitted through the HHVBP portal
- Four outcome measures from existing OASIS data collection and two outcome measures from claims data
- Five HHCAHPS** consumer satisfaction measures

Performance years		Calendar year for payment adjustment	Maximum payment adjustment (-/+)
2016	1st Adjustment	2018†	3%
2017		2019‡	5%
2018		2020	6%
2019		2021	7%
2020		2022	8%

† Majority of EHC locations in the nine VBP states were acquired in late 2015 or 2016; EHC expects impact of ($0.3) million, or a (0.27%) payment adjustment to Medicare revenue in the nine VBP states, in 2018.

‡ EHC expects a neutral to slightly positive payment adjustment to Medicare revenue in the nine VBP states in 2019.

Source: https://innovation.cms.gov/initiatives/home-health-value-based-purchasing-model
* Per the CY 2019 HH Final Rule at: https://s3.amazonaws.com/public-inspection.federalregister.gov/2018-24145.pdf
** Home Health Care Consumer Assessment of Healthcare Providers and Systems

Encompass Health 63

Capital structure Encompass Health is positioned with a cost-efficient, flexible capital structure. Encompass Health 64

Debt maturity profile - face value As of Dec. 31, 2018* Callable beginning September 2020 ($ in millions) Callable beginning November 2017 $633 Available $1,200 Callable beginning Senior March 2018 Notes 5.75% $30 Drawn + Revolver $37 reserved capacity for LC’s $280 $300 Senior $350 Senior Term Loans Notes 5.125% Notes 5.75% Revolver 2018 2021 2022 2022 2023 2024 2025 No significant debt maturities prior to 2022 * This chart does not include ~$264 million of capital lease obligations or ~$104 million of other notes payable. Encompass Health 65 See the debt schedule on page 67.

Financial leverage and liquidity Total debt Liquidity Leverage ratio(19) (Billions) 4.6x* Dec. 31, 2018 Dec. 31, 2017 Cash available $ 69.2 $ 54.4 Revolver $ 700.0 $ 700.0 Less: - Draws (30.0) (95.0) 3.17 - Letters of credit (37.4) (35.4) 3.02 2.8x 2.8x Available $ 632.6 $ 569.6 2.58 2.51 Total liquidity $ 701.8 $ 624.0 2.11 Credit ratings 1.52 S&P Moody’s Corporate rating BB- Ba3 Outlook Stable Stable Revolver rating BB+ Baa3 Senior notes rating B+ B1 2013 2014 2015 2016 2017 2018 * Increase in financial leverage at the end of 2015 due to the acquisition of Encompass Home Health and Hospice, Reliant Hospital Partners, and CareSouth Health System, Inc. Reconciliations to GAAP provided on pages 99-110. Encompass Health Refer to pages 112-116 for end notes. See also the debt schedule on page 67. 66 (1)

Debt schedule Change in December 31, December 31, Debt vs. ($millions) 2018 2017 YE 2017 Advances under $700 million revolving credit facility, September 2022 - LIBOR +150bps $ 30.0 $ 95.0 $ (65.0) Term loan facility, September 2022 - LIBOR +150bps 280.1 294.7 (14.6) Bonds Payable: 5.125% Senior Notes due 2023 296.6 295.9 0.7 5.75% Senior Notes due 2024 1,194.7 1,193.9 0.8 5.75% Senior Notes due 2025 345.0 344.4 0.6 Other notes payable 104.2 82.3 21.9 Capital lease obligations 263.8 271.5 (7.7) Long-term debt $ 2,514.4 $ 2,577.7 $ (63.3) Debt to Adjusted EBITDA 2.8x 3.1x Encompass Health Reconciliations to GAAP provided on pages 99-110. 67

IRF real estate portfolio 130 inpatient rehabilitation hospitals: 8,966 licensed beds 4,694 licensed beds Own ~70% of IRF real estate in CON states As of Dec. 31, 2018 61 own building and land 29 own building only 40 lease building and land 4,272 licensed beds in non-CON states 1 of the 130 IRFs is nonconsolidated. For that IRF, the A CON is a regulatory requirement in some states and federal Company owns the building only. The Company’s licensed bed jurisdictions that require state authorization prior to proposed count does not include the 51 beds associated with the acquisitions, expansions, or construction of new hospitals. nonconsolidated IRF. Encompass Health 68

Overview of rollover shares and SARs held by members of the home health and hospice management team

Background

In connection with the 2014 acquisition of Encompass Home Health and Hospice:

- Certain members of that management team rolled a portion of their pre-acquisition equity into the post-acquisition entity ("Home Health Holdings") resulting in a 16.7% ownership interest (the "Rollover Shares").
- The Company also granted stock appreciation rights based on the fair value of the common stock of Home Health Holdings to certain members of that management team. Half of the SARs vested on Jan. 1, 2019, and the other half vest on Jan. 1, 2020. Once vested, they are exercisable until they expire on Dec. 31, 2024 or in connection with termination of employment.
- Home Health Holdings was capitalized with a promissory note to the parent company totaling ~ $385 million (equal to 5.5x the segment's 2014 EBITDA). This was done to provide the opportunity for leveraged returns on the equity, thereby mimicking a private equity transaction structure.
- To the extent Home Health Holdings needs cash (e.g., acquisitions, capex, etc.), such amounts may be added to the principal amount of the note or via the creation of new notes. Cash generated from the operations of Home Health Holdings may be used to pay interest and principal on the note(s).



Home Health Holdings
Original Rollover Shares 16.7%

Options	**Holder** - The right (but not the obligation) to sell for cash up to 1/3 of the Rollover Shares to the parent after 1/1/18; 2/3 after 1/1/19; and all outstanding Rollover Shares after 1/1/20
	Company - The right (but not the obligation) to purchase for cash all or any portion of the Rollover Shares after 1/1/20 upon 20 days prior written notice
Valuation	Fair value of the Rollover Shares and SARs is determined using the product of Home Health Holdings' EBITDA for the trailing 12-month period and a median market price multiple based on a basket of public home health companies and recent transactions, less the current balance of the intracompany note(s) to the parent.
	As of Dec. 31, 2018, the value of the Rollover Shares was ~$223 million and the value of the SARs was ~$87 million.
Activity	In February 2018, each management investor exercised their rights to sell 1/3 of his/her Rollover Shares to EHC, representing ~5.6% of the outstanding common shares of Holdings. EHC settled the acquisition of those shares upon payment of ~$65 million, which decreased the ownership interest of the Rollover Shares to ~11.1%.
	In the first quarter of 2019, certain members of the management team exercised a portion of their vested SARs for cash proceeds of ~$13 million.

Encompass Health 69

Information technology Encompass Health utilizes information technology to improve patient care and generate operating efficiencies. Encompass Health 70

IRF clinical information system: improved patient safety and streamlined operational efficiencies Pre-admission assessment Document & approval imaging Treatment plan • Computerized Physician Order Entry ("CPOE") • Clinical Decision Referral hospitals Support ("CDS") Integrated electronic medical record Integrated and Quality reporting bar-coded point •Uniform data systems of care medication •Clinical data warehouse administration •Clinical intelligence Discharge planning Clinical notes and patient education • Physician • Nursing • Therapy • Care mgmt. •Patient history Ancillary services •Problems and diagnoses •Orders and results Charge and •Plan of care registration services •Workflow alerts and reminders •Registration •Treatment and interventions •Census Coordinate care •Coding and engage patients •Billing Encompass Health 71

IRF Proprietary management system: Beacon Operations management tool Supply chain procurement Encompass Health 72

Home health and hospice information system: Homecare Homebase

Homecare Homebase ("HCHB") was born out of the Company's operating model; HCHB is a leading IT platform provider in the home health and hospice industry.

homecare homebase

Optimization of capabilities in leading-edge technology embedded in culture, driving superior clinical, operational, and financial outcomes.

Clinical

- HCHB manages the entire patient workflow and provides field clinicians with access to patient records, diagnostic information, and notes from prior visits via a mobile application.
- Real-time, customized feedback and instructions provided on-site
- Enhances patient data capture and database management which aids in the development of algorithms that can improve the plan of care

Management and operations

- Best-in-class data management and reporting ensures managers have access to relevant data needed to make correct decisions.
- Rules-based algorithms ensure accountability by escalating tasks and notifying management when processes are delayed.
- Seamless billing with processes in place to ensure claim completeness

Sales

- Provides real-time market intelligence to sales area managers, allowing them to quickly identify the most valuable referral sources
- Specialty programs integrate individual physician protocols into HCHB.
  - Creates loyalty and incentives for physicians and facilities, generating additional future referrals
- Web-based portal allows referring physicians to easily monitor the care and progress of patients and to sign orders electronically.

Compliance

- Field clinicians are required to adhere to clinical protocols and physician orders, ensuring that proper regulatory and compliance procedures are followed.
- Internal branch-level audits completed three times a year
  - HCHB-generated outputs reviewed by management to identify any branches requiring additional oversight
- Compliance program also involves extensive internal training

Encompass Health 73

Operational metrics Encompass Health 74

IRF operational metrics: expense efficiencies •Salaries and benefits includes group medical costs and is impacted by staffing levels based on patient (Percent of net operating revenues) volumes. •IRF-related expenses includes other operating expenses (excluding loss on disposal or impairment of assets), supplies, and occupancy costs. •Employees per Occupied Bed (“EPOB”) is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, 51.1 50.8 by the number of occupied beds during each 48.5 48.6 50.2 50.4 period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. 20.9 21.1 21.3 21.0 21.0 21.1 Salaries and benefits IRF-related expenses 2013 2014 2015 2016 2017 2018 2013 2014 2015 2016 2017 2018 3.44 3.40 3.41 3.44 3.47 3.43 EPOB Encompass Health 75

Pre-payment claims denials - inpatient rehabilitation segment

Background

- For several years, under programs designated as "widespread probes," certain Medicare Administrative Contractors ("MACs") conducted pre-payment claim reviews and denied payment for certain diagnosis codes.
- Encompass Health appeals most denials. On claims it takes to an administrative law judge ("ALJ"), Encompass Health historically has experienced an approximate 70% success rate.
  - MACs identify medical documentation issues as a leading basis for denials.
  - Encompass Health's investment in clinical information systems and its medical services department has further improved its documentation and reduced technical denials.
- By statute, ALJ decisions are due within 90 days of a request for hearing, but appeals are taking years. HHS has implemented rule changes to address the backlog of appeals, but their effect is uncertain.
- In 2016, a federal court ordered HHS to eliminate the backlog by the end of CY 2020. HHS continues to object that it cannot clear the backlog in the timeframe established by the court. Although HHS remains bound by the order, the courts are considering how HHS will comply.
- All Medicare providers continue to experience delays resulting in a growing backlog.
  - Currently, ALJs are hearing Encompass Health appeals from claims denied up to eight years ago.
- CMS has implemented the Targeted Probe and Educate ("TPE") initiative. For more information regarding TPE, see https://www.cms.gov/Research-Statistics-Data-and-Systems/Monitoring-Programs/Medicare-FFS-Compliance-Programs/Medical-Review/Targeted-Probe-and-EducateTPE.html
- Effective February 2018, Palmetto GBA assumed responsibilities for Cahaba's MAC jurisdiction. See announcement from CMS at https://www.cms.gov/Medicare/Medicare-Contracting/Medicare-Administrative-Contractors/Downloads/JurisdictionJAwardFactSheet-09082017.pdf

Encompass Health reserves pre-payment claim denials as a reduction of net operating revenues upon notice from a MAC a claim is under review.

Impact to income statement

Period	New Denials	Collections of Previously Denied Claims	Revenue Reserve for New Denials	Update of Reserve for Prior Denials
		(In Millions)		
Q4 2018	$4.6	$(3.2)	$1.4	$–
Q3 2018	0.7	(1.3)	0.2	–
Q2 2018	1.8	(2.8)	0.5	–
Q1 2018	3.1	(6.8)	0.9	–
Q4 2017	0.7	(7.8)	0.2	–
Q3 2017	7.4	(6.2)	2.2	–
Q2 2017	16.5	(7.7)	4.9	–
Q1 2017	19.0	(5.9)	5.7	–
Q4 2016	17.8	(4.4)	5.4	0.5
Q3 2016	15.7	(8.5)	4.6	–
Q2 2016	18.7	(4.9)	4.6	–
Q1 2016	22.7	(8.4)	6.0	–
Q4 2015	22.5	(4.1)	5.6	(1.3)

Impact to balance sheet

	Dec. 31, 2018	Dec. 31, 2017	Dec. 31, 2016
		(In Millions)	
Pre-payment claims denials	$ 158.1	$ 164.0	$ 159.7
Recorded reserves	(47.4)	(49.2)	(47.9)
Net accounts receivable from pre-payment claims denials	**$ 110.7**	**$ 114.8**	**$ 111.8**

Encompass Health 76

Post-payment auditor activity - inpatient rehabilitation segment

CMS supplements its pre-payment audits with post-payment audits.
CMS uses Comprehensive Error Rate Testing ("CERT") auditors to identify trends driving errors.
CMS also uses the CERT error rate to evaluate the performance of Medicare contractors reviewing claims in pre- and post-payment audits.

Types of post-payment auditors

Medicare Administrative Contractors ("MACs")

- CMS's primary audit contractors may audit post-payment claims under TPE.
- MACs perform data analysis and probe sampling. They may use statistical sampling and extrapolation at their discretion.

Recovery Audit Contractors ("RACs")

- RACs identify and correct improper payments by reviewing claims based on either a 6-month or 3-year look-back period.
- RACs receive contingency fees based on recovery.
- RACs provide little or no education on audit findings.

Zone Program Integrity Contractors ("ZPICs")

- ZPIC auditors review medical records and documentation for claims.
- CMS or a MAC may refer providers for ZPIC review based on data analytics or other concerns about integrity.
- ZPIC auditors use claim sampling and extrapolation.

Supplemental Medical Review Contractors ("SMRCs")

- SMRCs evaluate medical records to determine whether claims comply with coverage, coding, payment and billing guidelines.

Duplicative audits contribute to ALJ backlog

- Claims denied by post-pay auditors are appealed through the Medicare appeal process like other claim denials. MACs adjudicate all denials at the first level.
- Overlapping audits by multiple auditors will continue to clog the appeals pipeline.

Claims and recoupment

- Sampling and extrapolation may generate large overpayment allegations based on the review of a handful of claims.
- CMS may recover an overpayment by withholding future Medicare payments and applying the amount withheld against the alleged overpayment.
- An appeal of a post-payment claim denial does not stop recoupment. Because of the backlog, CMS may recoup valid claims before provider can win an appeal on the merits.
- If the post-payment denial is overturned on appeal, the provider recovers recouped amounts, plus interest.

Impact to balance sheet

	Dec. 31, 2018	Dec. 31, 2017	Dec. 31, 2016
		(In Millions)	
Net accounts receivable from post-payment claims denials	$ 39.0	$ 12.5	$ 12.8
Liabilities related to unrecouped post-payment denials	32.4	5.1	2.9

Impact to income statement

Post-payment audits have not had a material impact on our 2016-2018 income statements.

Encompass Health 77

Inpatient rehabilitation operational and labor metrics

	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Full year 2018	Full year 2017
	(In Millions)									
Net patient revenue-inpatient	$ 822.8	$ 798.4	$ 809.6	$ 817.1	$ 776.9	$ 758.2	$ 751.5	$ 752.7	$ 3,247.9	$ 3,039.3
Net patient revenue-outpatient and other revenues	22.9	27.2	25.0	23.2	25.5	25.3	26.1	25.1	98.3	102.0
Net operating revenues*	$ 845.7	$ 825.6	$ 834.6	$ 840.3	$ 802.4	$ 783.5	$ 777.6	$ 777.8	$ 3,346.2	$ 3,141.3
	(Actual Amounts)									
Discharges[20]	45,498	44,230	45,010	45,108	43,910	42,948	42,805	42,259	179,846	171,922
Net patient revenue per discharge*	$ 18,084	$ 18,051	$ 17,987	$ 18,114	$ 17,693	$ 17,654	$ 17,556	$ 17,812	$ 18,059	$ 17,678
Outpatient visits	111,399	119,006	131,041	127,308	131,787	138,689	153,415	152,454	488,754	576,345
Average length of stay	12.5	12.7	12.5	12.7	12.6	12.8	12.7	12.9	12.6	12.7
Occupancy %	68.8%	68.9%	70.1%	71.9%	67.7%	68.2%	69.3%	71.0%	69.3%	67.8%
# of licensed beds	8,966	8,888	8,848	8,831	8,851	8,748	8,641	8,528	8,966	8,851
Occupied beds	6,169	6,124	6,202	6,349	5,992	5,966	5,988	6,055	6,213	6,001
Full-time equivalents (FTEs)[21]	21,199	21,119	21,010	20,978	20,739	20,740	20,474	20,254	21,076	20,552
Contract labor	266	237	248	285	255	235	251	260	259	250
Total FTE and contract labor	21,465	21,356	21,258	21,263	20,994	20,975	20,725	20,514	21,335	20,802
EPOB[22]	3.48	3.49	3.43	3.35	3.50	3.52	3.46	3.39	3.43	3.47

Encompass Health

* See page 37 for discussion of the Company's adoption of a new revenue recognition accounting standard.
Refer to pages 112-116 for end notes.

78

Home health and hospice operational metrics

	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Full year 2018	Full year 2017
					(In Millions)					
Net home health revenue	$ 215.3	$ 209.2	$ 204.8	$ 185.3	$ 186.3	$ 180.3	$ 171.9	$ 163.9	$ 814.6	$ 702.4
Net hospice revenue	35.0	32.8	28.3	20.4	20.1	17.8	16.9	15.4	116.5	70.2
Net operating revenues*	$ 250.3	$ 242.0	$ 233.1	$ 205.7	$ 206.4	$ 198.1	$ 188.8	$ 179.3	$ 931.1	$ 772.6
Home health:					(Actual Amounts)					
Admissions[23]	35,151	34,364	34,026	33,855	31,766	31,471	30,823	30,810	137,396	124,870
Recertifications	29,530	28,733	28,089	25,229	25,479	24,396	22,568	20,546	111,581	92,989
Episodes	64,037	61,765	61,238	56,658	56,625	53,757	52,101	49,260	243,698	211,743
Average revenue per episode*	$ 2,972	$ 2,995	$ 2,968	$ 2,934	$ 2,976	$ 3,008	$ 2,975	$ 2,978	$ 2,968	$ 2,984
Episodic visits per episode	17.4	17.6	17.5	17.9	17.3	17.7	18.1	18.7	17.6	17.9
Total visits	1,285,150	1,259,055	1,240,490	1,174,950	1,124,268	1,101,109	1,095,225	1,070,356	4,959,645	4,390,958
Cost per visit	$ 76	$ 77	$ 76	$ 75	$ 77	$ 76	$ 73	$ 75	$ 76	$ 75
Hospice:										
Admissions[24]	2,030	2,054	1,797	1,593	1,355	1,273	1,114	1,128	7,474	4,870
Patient days	231,515	223,834	192,404	143,231	134,113	123,491	113,028	108,717	790,984	479,350
Revenue per day*	$ 151	$ 147	$ 148	$ 142	$ 150	$ 145	$ 149	$ 141	$ 147	$ 146

Encompass Health

* See page 37 for discussion of the Company's adoption of a new revenue recognition accounting standard.
Refer to pages 112-116 for end notes.

79

Payment sources (percent of revenues) Inpatient Home Health Rehabilitation and Hospice Consolidated Segment Segment Q4 Q4 Q4 Full Year 2018 2017 2018 2017 2018 2017 2018 2017 Medicare 73.4% 74.0% 85.0% 86.9% 76.0% 76.9% 75.9% 76.0% Medicare Advantage 9.5% 8.2% 9.6% 8.9% 9.5% 8.3% 9.2% 8.6% Managed care 10.2% 10.3% 3.3% 3.7% 8.7% 8.9% 8.8% 9.3% Medicaid 2.8% 2.9% 1.7% 0.5% 2.6% 2.4% 2.6% 2.5% Other third-party payors 1.5% 1.7% —% —% 1.1% 1.3% 1.1% 1.3% Workers’ compensation 0.7% 0.8% 0.3% —% 0.6% 0.6% 0.7% 0.7% Patients 0.5% 0.7% —% —% 0.4% 0.5% 0.5% 0.5% Other income 1.4% 1.4% 0.1% —% 1.1% 1.1% 1.2% 1.1% Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Encompass Health 80

Industry structure Encompass Health 81

Overall healthcare spending National healthcare spending: $3,337.2 billion in 2016 (billions) $157.4 Investment $43.8 Government administration $82.2 Government public health $441.7 Retail of medical products $92.4 Home health care $173.5 Other health, residential and personal care $881.2 Professional services $162.7 Nursing care facilities and continuing care retirement communities Hospital care $1,082.5 Includes inpatient rehabilitation, long-term care hospitals Personal healthcare: $2,834.0 Personal Health consumption spending*: $2,960.0 Encompass Health Source: Centers for Medicare & Medicaid Services, National Health Expenditure Data (Historical), Table 2 - 2016 82 * Excludes Net Cost of Private Health Insurance of $219.8 billion.

Medicare 2016 spending = $678.7 billion $7.7B (1%) Inpatient rehabilitation hospitals (Included in inpatient hospitals) $ 29.1B Skilled nursing Medicare Part A $141.3B Inpatient hospital 4% 21% $69.9B Physician payments Medicare Part B 15% $49.6B Outpatient hospital $18.1B Home health $16.8B Hospice Medicare Parts A&B 10% $65.8B Other services 7% $188.6B Medicare managed Medicare Part C care 28% 3% 2% 10% $99.5B Outpatient Rx Medicare Part D Inpatient hospital includes spending for acute care hospitals along with inpatient rehabilitation and long-term acute care hospital services. In 2016, Medicare spent $7.7 billion and $5.1 billion, respectively for inpatient rehabilitation and long-term acute care hospital services. Source: Centers for Medicare & Medicaid Services, Medicare Trustees’ Report July 2017 – page 10; and Encompass Health MedPAC, Medicare Payment Policy, March 2018 - pages 205, 241, 267, 297, and 323 83

Continuum of healthcare services Preventive Ambulatory Acute Post-acute Palliative Routine health care Medical care Medical Medical care Medical care  (screenings, check- delivered on an treatment of provided after a that is focused ups, patient outpatient basis diseases for period of acute on providing counseling) to (blood tests, X- which a patient care (long-term relief from the prevent illnesses, rays, endoscopy, is treated for a acute care, symptoms and disease, or other certain biopsies, inpatient stress of a brief but severe health problems. certain surgical rehabilitation, serious illness episode of procedures) skilled nursing, (hospice) Home health and illness care management home health) services to prevent or reduce acute admissions. Encompass Health 84

Post-acute care services (Highest acuity) (Lowest acuity) Long-term Inpatient Skilled Acute care Home Discharge acute care rehabilitation nursing hospital health hospital hospital facility Medicare spending (billions) $5.1 $7.7 $29.1 $18.1* # of Discharges ~126,000 ~391,000 ~2,300,000 ~3,400,000 Length of stay 26.8 days 12.7 days 38.4 days N/A # of Providers ~410 ~1,200 ~15,000 ~12,200 For-profit (79%) For-profit (32%) For-profit (70%) Facility ownership mix** Non-profit (17%) Non-profit (57%) Non-profit (24%) For-profit (88%) Gov’t (4%) Gov’t (11%) Gov’t (6%) Non-profit (12%) Free-standing (23%) Free-standing (96%) Free-standing (85%) Free-standing vs. hospital based N/A Hospital based (77%) Hospital based (4%) Hospital based (15%) Urban (95%) Urban (86%) Urban (72%) Urban (83%) Rural vs. urban** Rural (5%) Rural (14%) Rural (28%) Rural (17%) * Not all home health spending occurs as a post-acute service. ** Facility ownership mix / rural vs. urban - home health data represents freestanding agencies only. Encompass Health Source: MedPAC, Medicare Payment Policy, March 2018 - pages 205, 210, 219, 226, 241, 258, 267, 277, 278, 297, 85 305, and 306; MedPAC, Health Care Spending and the Medicare Program, June 2017 - pages 121

Medicare spending on post-acute services



6
3
0
(Percent)
3.2
3.6
3.6
3.5
3.7
3.2
3.6
3.6
3.8
3.7
3.4
3.3
3.1
2.9
2.8
2.7
1.8
2.1
2.2
2.1
1.9
1.5
1.4
1.3
1.2
1.2
1.2
1.2
1.2
1.2
1.1
1.1
2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016
Home health spending* (% of total Medicare spending)
Inpatient rehabilitation spending (% of total Medicare spending)

Total Medicare spending on post-acute services ~$60 billion in 2016



$35
$30
$25
$20
$15
$10
$5
$0
2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016

Post-acute settings	2016 Medicare margin**	Projected 2018 Medicare margin**
Skilled nursing facilities	11.4%	9.0%
Home health agencies*	15.5%	14.4%
Inpatient rehabilitation hospitals	13.0%	11.9%
Long-term acute care hospitals	4.1%	4.7%***

* Not all home health spending occurs as a post-acute service.
** 2016 Medicare margin / Projected 2018 Medicare margin - skilled nursing and home health data represents freestanding facilities and agencies only.
*** 2018 LTCH Projected Medicare margin reflects margin estimates for full qualifying LTCH PPS cases only, not site-neutral rate cases.

Encompass Health

Source: MedPAC, Medicare Payment Policy, March 2018 - pages 205, 206, 227, 241, 242, 267, 268, 269, 297, 298, and 299; MedPAC, Health Care Spending and the Medicare Program, June 2017 - page 112

86

Different levels of services

Inpatient rehabilitation hospital		Nursing home	
Average length of stay	= 12.7 days	Average length of stay	= 38.4 days
Discharge to community	= 76.9%	Discharge to community	= 39.5%
Requirements:		Requirements:	
IRFs must also satisfy regulatory/policy requirements for hospitals, including Medicare hospital conditions of participation.		No similar requirement; Nursing homes are regulated as nursing homes only	
All patients must be admitted by a rehab physician.		No similar requirement	
Rehab physicians must re-confirm each admission within 24 hours.		No similar requirement	
All patients, regardless of diagnoses/condition, must demonstrate need and receive at least three hours of daily intensive therapy.		No similar requirement	
All patients must see a rehabilitation physician "in person" at least three times weekly.		No similar requirement; some SNF patients may go a week or longer without seeing a physician, and often a non-rehabilitation physician.	
IRFs are required to provide 24 hour, 7 days per week nursing care; many nurses are RNs and rehab nurses.		No similar requirement	
IRFs are required to use a coordinated interdisciplinary team approach led by a rehab physician; includes a rehab nurse, a case manager, and a licensed therapist from each therapy discipline who must meet weekly to evaluate/discuss each patient's case.		No similar requirement; Nursing homes are not required to provide care on a interdisciplinary basis and are not required to hold regular meetings for each patient.	
IRFs are required to follow stringent admission/coverage policies and must carefully document justification for each admission; further restricted in number/type of patients (60% Rule).		Nursing homes have comparatively few policies governing the number or types of patients they treat.	

Encompass Health

Source: MedPAC, Medicare Payment Policy, March 2018 - pages 215, 219, 226, 278, and 280

87

Supply of IRFs is relatively stable Average annual change Share of Medicare discharges Type of IRF 2016 2004 2006 2008 2010 2013 2014 2015 2016 2006-2013 2013-2016 All IRFs 100% 1,221 1,225 1,202 1,179 1,161 1,177 1,182 1,188 -0.8% 0.8% Urban 93 1,024 1,018 1,001 981 977 1,013 1,020 1,026 -0.6 1.6 Rural 7 197 207 201 198 184 164 162 162 -1.7 -4.2 Freestanding 50 217 217 221 233 243 251 262 273 1.6 4.0 Hospital based 50 1,004 1,008 981 946 918 926 920 915 -1.3 -0.1 Nonprofit 41 768 758 738 729 677 681 681 676 -1.6 — For profit 52 292 299 291 294 322 338 352 370 1.1 4.7 Government 7 161 168 173 156 155 149 138 133 -1.1 -5.0 Encompass Health Source: MedPAC, Medicare Payment Policy, March 2018 - page 277 88

Inpatient rehabilitation sector margins Share of Medicare discharges Margins Type of IRF 2016 2004 2006 2008 2010 2012 2013 2014 2015 2016 All IRFs 100% 16.7% 12.5% 9.4% 8.6% 11.2% 11.5% 12.4% 13.8% 13.0% Urban 93 17.0 12.8 9.6 9.0 11.6 11.9 12.8 14.2 13.2 Rural 7 13.2 10.0 6.9 4.7 6.5 6.0 6.2 8.3 9.5 Freestanding 50 24.7 17.5 18.2 21.4 23.9 24.7 25.3 26.7 25.5 Hospital based 50 12.2 9.9 3.9 -0.5 0.7 -0.1 0.9 1.9 1.2 Nonprofit 41 12.8 11.0 5.3 2.1 2.1 1.1 2.0 3.5 2.0 For profit 52 24.4 16.3 16.9 19.6 22.9 23.4 23.8 24.8 23.9 Government 7 N/A N/A N/A N/A N/A N/A N/A N/A N/A Number of beds 1 to 10 2 3.7 -3.6 -4.9 -10.3 -6.9 -11.2 -10.8 -7.1 -10.3 11 to 24 22 10.5 7.3 1.2 -3.3 -1.2 -0.8 -0.2 -0.4 0.3 25 to 64 48 18.3 13.7 10.1 10.6 12.3 13.2 14.2 15.8 14.6 65 or more 28 21.5 17.8 17.3 17.5 21.0 20.0 20.7 22.9 22.0 Encompass Health Source: MedPAC, Medicare Payment Policy, March 2018 - page 285 89

Inpatient rehabilitation standardized comparison of costs Quartile   Characteristic Low cost High cost Median standardized Type of IRF cost per discharge Percent: Hospital based 38% 94% All IRFs $15,494 Freestanding 62 6 Hospital based 16,406 Median standardized Nonprofit 31 62 For profit 66 20 Freestanding 11,796 costs per discharge are lower for freestanding Government 3 17 IRFs and larger facilities. Nonprofit 16,311 Urban 94 80 For profit 13,315 Rural 6 20 Government 17,813 High margin IRFs Median Medicare margin: (both hospital-based All 28.4% -22.1% Urban 15,185 and freestanding) are Hospital based 23.4 -22.1 Rural 17,914 concentrated in the Freestanding 31.0 -23.1 low-cost quartile of Median: Number of beds standardized costs. Number of beds 48 18 1 to 10 18,588 Occupancy rate 72% 53% 11 to 24 16,408 25 to 64 14,239 Median costs per discharge: 65 or more 12,103 All $11,490 $19,873 Hospital based 12,158 19,860 Freestanding 10,854 20,417 Encompass Health Source: MedPAC, Medicare Payment Policy, March 2018 - page 286 and 287 90

“60% Rule”: Medicare regulation for IRFs The 60% Rule requires at least 60% of all patients admitted must have at least one medical diagnosis or functional impairment from a list of 13 compliant conditions (a.k.a. “compliant conditions” or “CMS-13”). 1983 2002 2004 2007 1983: 75% Rule 2007: 75% Rule established – 2002: IRF 2004: “New” 75% permanently changed to requires 75% of IRF reimbursement Rule initiated with “60% Rule” with passage patients to have a transitions to a “new” list of of “Medicare, Medicaid qualifying condition prospective “qualifying & SCHIP Extension Act of if the IRF is to payment system conditions” 2007” maintain (“PPS”) reimbursement on a “cost plus” basis vs. 2002: CMS suspends Paid for through a “prospective” 75% Rule Medicare price rollback & ( i.e., fixed) basis. implementation 18-month freeze from 4/1/2008 to 9/30/2009 Encompass Health 91

IRF qualifying conditions Original qualifying conditions Current qualifying conditions 1. Stroke 1. Stroke 2. Brain injury 2. Brain injury 3. Amputation 3. Amputation 4. Spinal cord 4. Spinal cord 5. Fracture of the femur 5. Fracture of the femur 6. Neurological disorder 6. Neurological disorder 7. Multiple trauma 7. Multiple trauma 8. Congenital deformity 8. Congenital deformity 9. Burns 9. Burns 10. Osteoarthritis (after less intensive setting) 11. Rheumatoid arthritis (after less intensive setting) 10. Polyarthritis (includes “joint Became 12. Joint replacement replacement”) ■ Bilateral ■ Age ≥ 85 ■ Body Mass Index >50 13. Systemic vasculidities (after less-intensive setting) Since the implementation of the 60% Rule in 2007, the relative number of lower extremity fractures and lower extremity joint replacements treated in the Company’s IRFs has declined significantly. % of the Company’s Medicare discharges Lower extremity: 2005 2007 2009 2011 2013 2015 2017 Fractures (RIC 07) 13.1% 14.8% 13.6% 11.6% 10.2% 9.8% 8.9% Joint replacements (RIC 08) 17.9% 11.8% 9.0% 7.6% 6.7% 5.5% 3.7% Encompass Health 92

Inpatient rehabilitation outlier payments[7]


More
Efficient
Less

IRF deciles	# of IRFs: Encompass Health	# of IRFs: Non-Encompass Health	# of IRFs: Total	Total outlier payments: Encompass Health	Total outlier payments: Non-Encompass Health	Total outlier payments: Total	Total outlier payments: %	Avg outlier payment per discharge: Encompass Health	Avg outlier payment per discharge: Non-Encompass Health	Avg outlier payment per discharge: Total
90-100	—	112	112	$ —	$ 134,977,428	$ 134,977,428	52.7%	N/A	$ 3,072	$ 3,072
80-90	2	110	112	$ 705,836	$ 46,878,724	$ 47,584,560	18.6%	$ 1,373	$ 1,316	$ 1,317
70-80	1	112	113	$ 237,706	$ 27,515,884	$ 27,753,590	10.8%	$ 113	$ 895	$ 845
60-70	5	108	113	$ 815,666	$ 16,985,379	$ 17,801,045	7.0%	$ 170	$ 525	$ 480
50-60	7	106	113	$ 715,301	$ 10,810,889	$ 11,526,190	4.5%	$ 96	$ 416	$ 345
40-50	9	104	113	$ 546,134	$ 6,900,730	$ 7,446,864	2.9%	$ 54	$ 274	$ 212
30-40	19	94	113	$ 810,929	$ 3,917,683	$ 4,728,612	1.9%	$ 45	$ 144	$ 105
20-30	29	84	113	$ 755,957	$ 2,168,627	$ 2,924,584	1.1%	$ 31	$ 113	$ 67
10-20	27	85	112	$ 308,975	$ 871,995	$ 1,180,970	0.5%	$ 12	$ 42	$ 26
0-10	27	85	112	$ 39,483	$ 61,960	$ 101,443	—%	$ 1	$ 3	$ 2
Totals	126	1,000	1,126	$ 4,935,987	$ 251,089,299	$ 256,025,286	100.0%			

Outlier observations:

- 10% of IRFs receive 53% of the outlier payments; none of the 10% are Encompass Health IRFs.
- The Company receives 1.9% of the IRF outlier payments despite treating approx. 30% of the Medicare patients/discharges.
- As a result of outlier payments, CMS pays the Company approx. $845 less per discharge than other providers.
- Capping the IRF industry outlier payments at 10% of each IRF's total Medicare payments could save Medicare approx. $651 million over 10 years.

Encompass Health
Refer to pages 112-116 for end notes.
93

Segment operating results Encompass Health 94

Inpatient rehabilitation segment Adjusted EBITDA

(In millions)	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Full Year 2018	Full Year 2017
Net operating revenues:										
Inpatient	$ 822.8	$ 798.4	$ 809.6	$ 817.1	$ 776.9	$ 758.2	$ 751.5	$ 752.7	$ 3,247.9	$3,039.3
Outpatient and other	22.9	27.2	25.0	23.2	25.5	25.3	26.1	25.1	98.3	102.0
Total segment revenue*	845.7	825.6	834.6	840.3	802.4	783.5	777.6	777.8	3,346.2	3,141.3
Operating expenses:										
Salaries and benefits	(437.2)	(423.6)	(416.5)	(424.2)	(408.1)	(403.2)	(394.3)	(398.2)	(1,701.5)	(1,603.8)
% of revenue	51.7%	51.3%	49.9%	50.5%	50.9%	51.5%	50.7%	51.2%	50.8%	51.1%
Other operating expenses (a)	(128.2)	(124.3)	(126.9)	(122.9)	(120.4)	(117.4)	(112.9)	(111.8)	(502.3)	(462.5)
Supplies	(36.4)	(33.6)	(34.7)	(35.9)	(35.1)	(33.1)	(33.8)	(33.7)	(140.6)	(135.7)
Occupancy costs	(16.4)	(15.9)	(16.0)	(15.5)	(15.6)	(15.7)	(15.5)	(15.1)	(63.8)	(61.9)
	(181.0)	(173.8)	(177.6)	(174.3)	(171.1)	(166.2)	(162.2)	(160.6)	(706.7)	(660.1)
% of revenue	21.4%	21.1%	21.3%	20.7%	21.3%	21.2%	20.9%	20.6%	21.1%	21.0%
Equity in nonconsolidated affiliates	2.0	1.9	1.6	2.0	1.7	1.9	1.8	1.9	7.5	7.3
Other income[(b)]	0.1	1.8	1.2	0.5	1.2	1.0	0.9	1.0	3.6	4.1
Noncontrolling interests[(c)]	(17.9)	(19.0)	(19.8)	(20.5)	(19.0)	(16.7)	(15.4)	(16.5)	(77.2)	(67.6)
Segment Adjusted EBITDA	**$ 211.7**	**$ 212.9**	**$ 223.5**	**$ 223.8**	**$ 207.1**	**$ 200.3**	**$ 208.4**	**$ 205.4**	**$ 871.9**	**$ 821.2**

In arriving at Adjusted EBITDA, the following was excluded:										
(a) Loss (gain) on disposal of assets	$ 3.5	$ (1.0)	$ 2.4	$ 0.8	$ 1.3	$ 3.1	$ 0.8	$ (0.4)	$ 5.7	$ 4.8
(b) Change in fair market value of equity securities[(25)]	$ 0.8	$ 0.1	$ 0.4	$ 0.6	$ —	$ —	$ —	$ —	$ 1.9	$ —
(c) Tax reform impact on noncontrolling interests[(26)]	$ —	$ —	$ —	$ —	$ 0.5	$ —	$ —	$ —	$ —	$ 0.5

Encompass Health

Reconciliations to GAAP provided on pages 99-110. Refer to pages 112-116 for end notes.

* See page 37 for discussion of the Company's adoption of a new revenue recognition accounting standard.

95

Home health and hospice segment Adjusted EBITDA

(In Millions)	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Full Year 2018	Full Year 2017
Net operating revenues:										
Home health revenue	$ 215.3	$ 209.2	$ 204.8	$ 185.3	$ 186.3	$ 180.3	$ 171.9	$ 163.9	$ 814.6	$ 702.4
Hospice revenue	35.0	32.8	28.3	20.4	20.1	17.8	16.9	15.4	116.5	70.2
Total segment revenue*	250.3	242.0	233.1	205.7	206.4	198.1	188.8	179.3	931.1	772.6
Operating expenses[(a)]										
Cost of services	(116.1)	(114.6)	(109.1)	(98.6)	(96.0)	(92.1)	(87.5)	(87.7)	(438.4)	(363.3)
% of revenue	46.4%	47.4%	46.8%	47.9%	46.5%	46.5%	46.3%	48.9%	47.1%	47.0%
Support and overhead costs	(88.3)	(82.4)	(80.8)	(72.0)	(73.8)	(68.9)	(67.7)	(66.8)	(323.5)	(277.2)
% of revenue	35.3%	34.0%	34.7%	35.0%	35.8%	34.8%	35.9%	37.3%	34.7%	35.9%
	(204.4)	(197.0)	(189.9)	(170.6)	(169.8)	(161.0)	(155.2)	(154.5)	(761.9)	(640.5)
% of revenue	81.7%	81.4%	81.5%	82.9%	82.3%	81.3%	82.2%	86.2%	81.8%	82.9%
Other income	—	—	0.5	—	—	—	—	—	0.5	—
Equity in net income of nonconsolidated affiliates	0.3	0.2	0.4	0.3	0.1	0.2	0.2	0.2	1.2	0.7
Noncontrolling interests[(b)]	(2.1)	(2.0)	(2.5)	(1.9)	(2.3)	(2.5)	(1.0)	(1.1)	(8.5)	(6.9)
Segment Adjusted EBITDA	$ 44.1	$ 43.2	$ 41.6	$ 33.5	$ 34.4	$ 34.8	$ 32.8	$ 23.9	$ 162.4	$ 125.9
In arriving at Adjusted EBITDA, the following was excluded:										
(a) Gain on disposal of assets	$ —	$ —	$ —	$ —	$ —	$ (0.1)	$ —	$ (0.1)	$ —	$ (0.2)
(b) SARs mark-to-market impact on noncontrolling interests (see page 69)	$ (0.4)	$ (0.3)	$ (0.9)	$ (1.0)	$ —	$ —	$ —	$ —	$ (2.6)	$ —
(b) Tax reform impact on noncontrolling interests[(26)]	$ —	$ —	$ —	$ —	$ 4.1	$ —	$ —	$ —	$ —	$ 4.1

Encompass Health

Reconciliations to GAAP provided on pages 99-110. Refer to pages 112-116 for end notes.
* See page 37 for discussion of the Company's adoption of a new revenue recognition accounting standard.

96

Segment operating results

(In Millions)	Q4 2018 IRF	Q4 2018 Home Health and Hospice	Q4 2018 Reclasses	Q4 2018 Consolidated	Q4 2017 IRF	Q4 2017 Home Health and Hospice	Q4 2017 Reclasses	Q4 2017 Consolidated
Net operating revenues	$ 845.7	$ 250.3	$ –	$ 1,096.0	$ 802.4	$ 206.4	$ –	$ 1,008.8
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(437.2)	–	(176.1)	(613.3)	(408.1)	–	(146.5)	(554.6)
Other operating expenses[a]	(128.2)	–	(19.9)	(148.1)	(120.4)	–	(16.6)	(137.0)
Supplies	(36.4)	–	(4.5)	(40.9)	(35.1)	–	(3.6)	(38.7)
Occupancy	(16.4)	–	(3.9)	(20.3)	(15.6)	–	(3.1)	(18.7)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	–	(116.1)	116.1	–	–	(96.0)	96.0	–
Support and overhead costs	–	(88.3)	88.3	–	–	(73.8)	73.8	–
	(618.2)	(204.4)	–	(822.6)	(579.2)	(169.8)	–	(749.0)
Other income[b]	0.1	–	–	0.1	1.2	–	–	1.2
Equity in net income of nonconsolidated affiliates	2.0	0.3	–	2.3	1.7	0.1	–	1.8
Noncontrolling interests[c][d]	(17.9)	(2.1)	–	(20.0)	(19.0)	(2.3)	–	(21.3)
Segment Adjusted EBITDA	**$ 211.7**	**$ 44.1**	**$ –**	**255.8**	**$ 207.1**	**$ 34.4**	**$ –**	**241.5**
General and administrative expenses[e]				(34.0)				(33.3)
Adjusted EBITDA				**$ 221.8**				**$ 208.2**

In arriving at Adjusted EBITDA, the following were excluded:

		Q4 2018 IRF	Q4 2018 Home Health and Hospice	Q4 2018 Reclasses	Q4 2018 Consolidated	Q4 2017 IRF	Q4 2017 Home Health and Hospice	Q4 2017 Reclasses	Q4 2017 Consolidated
(a)	Loss on disposal of assets	$ 3.5	$ –	$ –	$ 3.5	$ 1.3	$ –	$ –	$ 1.3
(b)	Change in fair market value of equity securities[25]	$ 0.8	$ –	$ –	$ 0.8	$ –	$ –	$ –	$ –
(c)	SARs mark-to-market impact on noncontrolling interests (see page 69)	$ –	$ (0.4)	$ –	$ (0.4)	$ –	$ –	$ –	$ –
(d)	Tax reform impact on noncontrolling interests[26]	$ –	$ –	$ –	$ –	$ 0.5	$ 4.1	$ –	$ 4.6
(e)	Stock-based compensation	$ –	$ –	$ –	$ 20.3	$ –	$ –	$ –	$ 9.8

Encompass Health Reconciliations to GAAP provided on pages 99-110; Refer to pages 112-116 for end notes. 97

Segment operating results

(In Millions)	2018 IRF	2018 Home Health and Hospice	2018 Reclasses	2018 Consolidated	2017 IRF	2017 Home Health and Hospice	2017 Reclasses	2017 Consolidated
	Year Ended December 31, 2018				Year Ended December 31, 2017			
Net operating revenues	$ 3,346.2	$ 931.1	$ –	$ 4,277.3	$ 3,141.3	$ 772.6	$ –	$ 3,913.9
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(1,701.5)	–	(652.5)	(2,354.0)	(1,603.8)	–	(550.8)	(2,154.6)
Other operating expenses[a]	(502.3)	–	(77.1)	(579.4)	(462.5)	–	(64.5)	(527.0)
Supplies	(140.6)	–	(18.1)	(158.7)	(135.7)	–	(13.6)	(149.3)
Occupancy	(63.8)	–	(14.2)	(78.0)	(61.9)	–	(11.6)	(73.5)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	–	(438.4)	438.4	–	–	(363.3)	363.3	–
Support and overhead costs	–	(323.5)	323.5	–	–	(277.2)	277.2	–
	(2,408.2)	(761.9)	–	(3,170.1)	(2,263.9)	(640.5)	–	(2,904.4)
Other income[b]	3.6	0.5	–	4.1	4.1	–	–	4.1
Equity in net income of nonconsolidated affiliates	7.5	1.2	–	8.7	7.3	0.7	–	8.0
Noncontrolling interests[c][d]	(77.2)	(8.5)	–	(85.7)	(67.6)	(6.9)	–	(74.5)
Segment Adjusted EBITDA	**$ 871.9**	**$ 162.4**	**$ –**	**1,034.3**	**$ 821.2**	**$ 125.9**	**$ –**	**947.1**
General and administrative expenses[e][f]				(133.3)				(124.0)
Adjusted EBITDA				**$ 901.0**				**$ 823.1**

In arriving at Adjusted EBITDA, the following were excluded:

	2018 IRF	2018 Home Health and Hospice	2018 Reclasses	2018 Consolidated	2017 IRF	2017 Home Health and Hospice	2017 Reclasses	2017 Consolidated
(a) Loss (gain) on disposal of assets	$ 5.7	$ –	$ –	$ 5.7	$ 4.8	$ (0.2)	$ –	$ 4.6
(b) Change in fair market value of equity securities[25]	$ 1.9	$ –	$ –	$ 1.9	$ –	$ –	$ –	$ –
(c) SARs mark-to-market impact on noncontrolling interests (see page 69)	$ –	$ (2.6)	$ –	$ (2.6)	$ –	$ –	$ –	$ –
(d) Tax reform impact on noncontrolling interests[26]	$ –	$ –	$ –	$ –	$ 0.5	$ 4.1	$ –	$ 4.6
(e) Stock-based compensation	$ –	$ –	$ –	$ 85.9	$ –	$ –	$ –	$ 47.7
(f) Transaction costs	$ –	$ –	$ –	$ 1.0	$ –	$ –	$ –	$ –

Encompass Health
Reconciliations to GAAP provided on pages 99-110; Refer to pages 112-116 for end notes.
98

Reconciliations to GAAP and share information Encompass Health 99

Reconciliation of net income to Adjusted EBITDA[9]

	2018									
	Q1		Q2		Q3		Q4		Full Year	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net Income	$ 105.2		$ 113.2		$ 109.3		$ 47.7		$ 375.4	
Loss (income) from disc ops, net of tax, attributable to Encompass Health	0.5		(0.2)		0.1		(1.5)		(1.1)	
Net income attributable to noncontrolling interests	(21.4)		(21.4)		(20.7)		(19.6)		(83.1)	
Income from continuing operations attributable to Encompass Health*	84.3	$ 0.85	91.6	$ 0.92	88.7	$ 0.89	26.6	$ 0.26	291.2	$ 2.92
Gov't, class action, and related settlements	—		—		—		52.0		52.0	
Provision for income tax expense	30.0		29.3		30.2		29.4		118.9	
Interest expense and amortization of debt discounts and fees	35.6		37.7		37.3		36.7		147.3	
Depreciation and amortization	45.9		49.7		51.2		52.9		199.7	
Net noncash loss (gain) on disposal of assets	0.8		2.4		(1.0)		3.5		5.7	
Stock-based compensation expense	26.1		21.4		18.1		20.3		85.9	
Transaction costs	1.0		—		—		—		1.0	
SARs mark-to-market impact on noncontrolling interests (see page 69)	(1.0)		(0.9)		(0.3)		(0.4)		(2.6)	
Change in fair market value of equity securities[25]	0.6		0.4		0.1		0.8		1.9	
Adjusted EBITDA	$ 223.3		$ 231.6		$ 224.3		$ 221.8		$ 901.0	
Weighted average common shares outstanding:										
Basic		97.8		97.9		98.0		98.0		97.9
Diluted		99.4		99.6		100.0		100.0		99.8

Encompass Health

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to pages 112-116 for end notes.

100

Reconciliation of net income to Adjusted EBITDA[9]

(in millions, except per share data)	2017 Q1 Total	Q1 Per share	Q2 Total	Q2 Per share	Q3 Total	Q3 Per share	Q4 Total	Q4 Per share	Full Year Total	Full Year Per share
Net Income	$ 84.4		$ 79.4		$ 85.1		$ 101.3		$ 350.2	
Loss (income) from disc ops, net of tax, attributable to Encompass Health	0.3		(0.2)		0.1		0.2		0.4	
Net income attributable to noncontrolling interests	(17.6)		(16.4)		(19.2)		(25.9)		(79.1)	
Income from continuing operations attributable to Encompass Health*	67.1	$ 0.70	62.8	$ 0.66	66.0	$ 0.67	75.6	$ 0.61	271.5	$ 2.69
Provision for income tax expense	39.7		28.6		43.1		34.4		145.8	
Interest expense and amortization of debt discounts and fees	41.3		40.4		36.8		35.9		154.4	
Depreciation and amortization	45.2		45.8		46.2		46.6		183.8	
Loss on early extinguishment of debt[27]	–		10.4		0.3		–		10.7	
Net noncash (gain) loss on disposal of assets	(0.5)		0.8		3.0		1.3		4.6	
Stock-based compensation expense	8.0		20.7		9.2		9.8		47.7	
Tax reform impact on noncontrolling interests[26]	–		–		–		4.6		4.6	
Adjusted EBITDA	$ 200.8		$ 209.5		$ 204.6		$ 208.2		$ 823.1	
Weighted average common shares outstanding:										
Basic		88.8		90.3		97.8		97.6		93.7
Diluted		99.0		98.9		99.0		99.2		99.3

Encompass Health

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to pages 112-116 for end notes.

101

Reconciliation of segment Adjusted EBITDA to income from continuing operations before income tax expense

	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q1 2017	Full Year 2018	Full Year 2017
Total segment Adjusted EBITDA	**$ 255.8**	**$ 256.1**	**$ 265.1**	**$ 257.3**	**$ 241.5**	**$ 235.1**	**$ 241.2**	**$ 229.3**	**$1,034.3**	**$ 947.1**
General and administrative expenses	(54.3)	(49.9)	(54.9)	(61.1)	(43.1)	(39.7)	(52.4)	(36.5)	(220.2)	(171.7)
Depreciation and amortization	(52.9)	(51.2)	(49.7)	(45.9)	(46.6)	(46.2)	(45.8)	(45.2)	(199.7)	(183.8)
(Loss) gain on disposal of assets	(3.5)	1.0	(2.4)	(0.8)	(1.3)	(3.0)	(0.8)	0.5	(5.7)	(4.6)
Government, class action, and related settlements	(52.0)	—	—	—	—	—	—	—	(52.0)	—
Loss on early extinguishment of debt	—	—	—	—	—	(0.3)	(10.4)	—	—	(10.7)
Interest expense and amortization of debt discounts and fees	(36.7)	(37.3)	(37.7)	(35.6)	(35.9)	(36.8)	(40.4)	(41.3)	(147.3)	(154.4)
Net income attributable to noncontrolling interests	19.6	20.7	21.4	21.4	25.9	19.2	16.4	17.6	83.1	79.1
SARs mark-to-market impact on noncontrolling interests (see page 69)	0.4	0.3	0.9	1.0	—	—	—	—	2.6	—
Change in fair market value of equity securities[25]	(0.8)	(0.1)	(0.4)	(0.6)	—	—	—	—	(1.9)	—
Tax reform impact on noncontrolling interests[26]	—	—	—	—	(4.6)	—	—	—	—	(4.6)
Income from continuing operations before income tax expense	$ 75.6	$ 139.6	$ 142.3	$ 135.7	$ 135.9	$ 128.3	$ 107.8	$ 124.4	$ 493.2	$ 496.4

Encompass Health

Refer to pages 112-116 for end notes.

102

Adjusted EPS[10] - Q4 2018

	For the Three Months Ended December 31, 2018					
		Adjustments				
	As Reported	Government, Class Action, & Related Settlements	Mark-to-Market Adjustment for Stock Compensation Expense	Income Tax Adjustments	Change in fair Market Value of Equity Securities[25]	As Adjusted
	(In Millions, Except Per Share Amounts)					
Adjusted EBITDA	$ 221.8	$ —	$ —	$ —	$ —	$ 221.8
Depreciation and amortization	(52.9)	—	—	—	—	(52.9)
Government, class action, and related settlements	(52.0)	52.0	—	—	—	—
Interest expense and amortization of debt discounts and fees	(36.7)	—	—	—	—	(36.7)
Stock-based compensation	(20.3)	—	4.6	—	—	(15.7)
Loss on disposal of assets	(3.5)	—	—	—	—	(3.5)
SARs mark-to-market impact on noncontrolling interests (see page 69)	0.4	—	(0.4)	—	—	—
Change in fair market value of equity securities[25]	(0.8)	—	—	—	0.8	—
Income from continuing operations before income tax expense	56.0	52.0	4.2	—	0.8	113.0
Provision for income tax expense	(29.4)	—	(1.2)	(1.9)	(0.2)	(32.7)
Income from continuing operations attributable to Encompass Health	$ 26.6	$ 52.0	$ 3.0	$ (1.9)	$ 0.6	$ 80.3
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	—					—
Numerator for diluted earnings per share	$ 26.6					$ 80.3
Diluted earnings per share from continuing operations, as reported*	$ 0.26	$ 0.52	$ 0.03	$ (0.02)	$ 0.01	$ 0.80
Diluted shares used in calculation	100.0					

Encompass Health

Reconciliation to GAAP provided on pages 99-110. Refer to pages 112-116 for end notes.
* Adjusted EPS may not sum across due to rounding.

103

Adjusted EPS(10) - Q3 2018 For the Three Months Ended September 30, 2018 Adjustments Mark-to-Market Change in Adjustment for Fair Market Stock Value of As Compensation Income Tax Equity As Reported Expense Adjustments Securities(25) Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA $ 224.3 $ — $ — $ — $ 224.3 Depreciation and amortization (51.2) — — — (51.2) Interest expense and amortization of debt discounts and fees (37.3) — — — (37.3) Stock-based compensation (18.1) 4.2 — — (13.9) Gain on disposal of assets 1.0 — — — 1.0 SARs mark-to-market impact on noncontrolling interests (see page 69) 0.3 (0.3) — — — Change in fair market value of equity securities(25) (0.1) — — 0.1 — Income from continuing operations before income tax expense 118.9 3.9 — 0.1 122.9 Provision for income tax expense (30.2) (1.1) (0.7) — (32.0) Income from continuing operations attributable to Encompass Health $ 88.7 $ 2.8 $ (0.7) $ 0.1 $ 90.9 Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax — — Numerator for diluted earnings per share $ 88.7 $ 90.9 Diluted earnings per share from continuing operations, as reported* $ 0.89 $ 0.03 $ (0.01) $ — $ 0.91 Diluted shares used in calculation 100.0 Encompass Health Reconciliation to GAAP provided on pages 99-110. Refer to pages 112-116 for end notes. 104 * Adjusted EPS may not sum across due to rounding.

Adjusted EPS(10) - Q2 2018 For the Three Months Ended June 30, 2018 Adjustments Mark-to- Market Change in Adjustment Fair Market on Stock Value of As Compensation Income Tax Equity As Reported Expense Adjustments Securities(25) Adjusted (In millions, except per share amounts) Adjusted EBITDA $ 231.6 $ — $ — $ — $ 231.6 Depreciation and amortization (49.7) — — — (49.7) Interest expense and amortization of debt discounts and fees (37.7) — — — (37.7) Stock-based compensation (21.4) 10.8 — — (10.6) Loss on disposal of assets (2.4) — — — (2.4) SARs mark-to-market impact on noncontrolling interests (see page 69) 0.9 (0.9) — — — Change in fair market value of equity securities(25) (0.4) — — 0.4 — Income from continuing operations before income tax expense 120.9 9.9 — 0.4 131.2 Provision for income tax expense (29.3) (2.8) (0.6) (0.1) (32.8) Income from continuing operations attributable to Encompass Health $ 91.6 $ 7.1 $ (0.6) $ 0.3 $ 98.4 Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax — — Numerator for diluted earnings per share $ 91.6 $ 98.4 Diluted earnings per share from continuing operations, as reported* $ 0.92 $ 0.07 $ (0.01) $ — $ 0.99 Diluted shares used in calculation 99.6 Encompass Health Reconciliation to GAAP provided on pages 99-110. Refer to pages 112-116 for end notes. 105 * Adjusted EPS may not sum across due to rounding.

Adjusted EPS(10) - Q1 2018 For the Three Months Ended March 31, 2018 Adjustments Mark-to-Market Change in Adjustment for Fair Market Stock Value of As Compensation Income Tax Transaction Equity As Reported Expense Adjustments Costs Securities(25) Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA $ 223.3 $ — $ — $ — $ — $ 223.3 Depreciation and amortization (45.9) — — — — (45.9) Interest expense and amortization of debt discounts and fees (35.6) — — — — (35.6) Stock-based compensation (26.1) 11.6 — — — (14.5) Loss on disposal of assets (0.8) — — — — (0.8) Transaction costs (1.0) — — 1.0 — — SARs mark-to-market impact on noncontrolling interests (see page 69) 1.0 (1.0) — — — — Change in fair market value of equity securities(25) (0.6) — — — 0.6 — Income from continuing operations before income tax expense 114.3 10.6 — 1.0 0.6 126.5 Provision for income tax expense (30.0) (3.0) (0.2) (0.3) (0.2) (33.7) Income from continuing operations attributable to Encompass Health $ 84.3 $ 7.6 $ (0.2) $ 0.7 $ 0.4 $ 92.8 Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax — — Numerator for diluted earnings per share $ 84.3 $ 92.8 Diluted earnings per share from continuing operations, as reported* $ 0.85 $ 0.08 $ — $ 0.01 $ — $ 0.93 Diluted shares used in calculation 99.4 Encompass Health Reconciliation to GAAP provided on pages 99-110. Refer to pages 112-116 for end notes. 106 * Adjusted EPS may not sum across due to rounding.

Adjusted EPS[10] - 2018

	For the Year Ended December 31, 2018						
		Adjustments					
	As Reported	Government, Class Action, & Related Settlements	Mark-to-Market Adjustment for Stock Compensation Expense	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities[25]	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA	$ 901.0	$ —	$ —	$ —	$ —	$ —	$ 901.0
Depreciation and amortization	(199.7)	—	—	—	—	—	(199.7)
Government, class action, and related settlements	(52.0)	52.0	—	—	—	—	—
Interest expense and amortization of debt discounts and fees	(147.3)	—	—	—	—	—	(147.3)
Stock-based compensation	(85.9)	—	31.2	—	—	—	(54.7)
Loss on disposal of assets	(5.7)	—	—	—	—	—	(5.7)
Transaction costs	(1.0)	—	—	—	1.0	—	—
SARs mark-to-market impact on noncontrolling interests (see page 69)	2.6	—	(2.6)	—	—	—	—
Change in fair market value of equity securities[25]	(1.9)	—	—	—	—	1.9	—
Income from continuing operations before income tax expense	410.1	52.0	28.6	—	1.0	1.9	493.6
Provision for income tax expense	(118.9)	—	(8.0)	(3.3)	(0.3)	(0.5)	(131.0)
Income from continuing operations attributable to Encompass Health	**$ 291.2**	**$ 52.0**	**$ 20.6**	**$ (3.3)**	**$ 0.7**	**$ 1.4**	**$ 362.6**
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	—						—
Numerator for diluted earnings per share	**$ 291.2**						**$ 362.6**
Diluted earnings per share from continuing operations, as reported*	**$ 2.92**	**$ 0.52**	**$ 0.21**	**$ (0.03)**	**$ 0.01**	**$ 0.01**	**$ 3.63**
Diluted shares used in calculation	**99.8**						

Encompass Health

Reconciliation to GAAP provided on pages 99-110. Refer to pages 112-116 for end notes.

* Adjusted EPS may not sum across due to rounding.

107

Adjusted EPS[10] - 2017

	For the Year Ended December 31, 2017					
		Adjustments				
	As Reported	Mark-to-Market Adjustment for Stock Compensation Expense	Tax Reform Impact[26]	Loss on Early Extinguishment of Debt[27]	Income Tax Adjustments[28]	As Adjusted
	(In millions, except per share amounts)					
Adjusted EBITDA	$ 823.1	$ —	$ —	$ —	$ —	$ 823.1
Depreciation and amortization	(183.8)	—	—	—	—	(183.8)
Loss on early extinguishment of debt[27]	(10.7)	—	—	0.3	—	(10.4)
Interest expense and amortization of debt discounts and fees	(154.4)	—	—	—	—	(154.4)
Stock-based compensation	(47.7)	13.3	—	—	—	(34.4)
Loss on disposal of assets	(4.6)	—	—	—	—	(4.6)
Tax reform impact of noncontrolling interests[26]	(4.6)	—	4.6	—	—	—
Income from continuing operations before income tax expense	417.3	13.3	4.6	0.3	—	435.5
Provision for income tax expense	(145.8)	(5.3)	(13.6)	(0.1)	(7.7)	(172.5)
Income from continuing operations attributable to Encompass Health	$ 271.5	$ 8.0	$ (9.0)	$ 0.2	$ (7.7)	$ 263.0
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	10.8					10.8
Numerator for diluted earnings per share	$ 282.3					$ 273.8
Diluted earnings per share from continuing operations, as reported*	$ 2.84	$ 0.08	$ (0.09)	$ —	$ (0.08)	$ 2.76
Diluted shares used in calculation	99.3					

Encompass Health

Reconciliation to GAAP provided on pages 99-110. Refer to pages 112-116 for end notes.
* Adjusted EPS may not sum across due to rounding.

108

Adjusted Free Cash Flow History(11) Q4 Full Year (In Millions) 2018 2017 2018 2017 Net cash provided by operating activities $ 178.4 $ 151.4 $ 762.4 $ 658.3 Impact of discontinued operations (1.5) (0.1) (0.8) 0.6 Net cash provided by operating activities of continuing operations 176.9 151.3 761.6 658.9 Capital expenditures for maintenance (47.6) (46.2) (152.9) (138.3) Distributions paid to noncontrolling interests of consolidated affiliates (18.9) (13.6) (75.4) (51.9) Items non-indicative of ongoing operating performance: Transaction costs and related assumed liabilities 2.9 — 0.5 — Cash paid for SARs exercise — — 4.3 — Adjusted free cash flow $ 113.3 $ 91.5 $ 538.1 $ 468.7 Cash dividends on common stock(12) $ 26.4 $ 24.5 $ 100.8 $ 91.5 Information regarding investing and financing categories of the statement of cash flows for the periods presented can be found on Encompass Health’s website in the Earnings Releases for those periods. Encompass Health Refer to pages 112-116 for end notes. 109

Net cash provided by operating activities reconciled to Adjusted EBITDA

	Q4		Full Year				
(In Millions)	2018	2017	2018	2017	2016	2015	2014
Net cash provided by operating activities	$ 178.4	$ 151.4	$ 762.4	$ 658.3	$ 640.2	$ 505.9	$ 458.9
Professional fees — accounting, tax, and legal	—	—	—	—	1.9	3.0	9.3
Interest expense and amortization of debt discounts and fees	36.7	35.9	147.3	154.4	172.1	142.9	109.2
Equity in net income of nonconsolidated affiliates	2.3	1.8	8.7	8.0	9.8	8.7	10.7
Net income attributable to noncontrolling interests in continuing operations	(19.6)	(25.9)	(83.1)	(79.1)	(70.5)	(69.7)	(59.7)
Amortization of debt-related items	(1.0)	(1.0)	(4.0)	(8.7)	(13.8)	(14.3)	(12.7)
Distributions from nonconsolidated affiliates	(2.8)	(2.0)	(8.3)	(8.6)	(8.5)	(7.7)	(12.6)
Current portion of income tax expense	30.5	24.9	128.0	85.0	31.0	14.8	13.3
Change in assets and liabilities	1.1	18.6	(46.0)	7.4	30.1	82.7	48.8
Tax reform impact on noncontrolling interests[26]	—	4.6	—	4.6	—	—	—
Cash (provided by) used in operating activities of discontinued operations	(1.5)	(0.1)	(0.8)	0.6	0.7	0.7	1.2
Transaction costs	—	—	1.0	—	—	12.3	9.3
SARS mark-to-market impact on noncontrolling interests (see page 69)	(0.4)	—	(2.6)	—	—	—	—
Change in fair market value of equity securities[25]	0.8	—	1.9	—	—	—	—
Other	(2.7)	—	(3.5)	1.2	0.6	3.2	1.9
Adjusted EBITDA	$ 221.8	$ 208.2	$ 901.0	$ 823.1	$ 793.6	$ 682.5	$ 577.6

Information regarding investing and financing categories of the statement of cash flows for the periods presented can be found on Encompass Health's website in the Earnings Releases for those periods.

Encompass Health
Refer to pages 112-116 for end notes.
110

Share information Weighted Average for the Period Q4 Full Year 2018 2017 2018 2017 2016 Basic shares outstanding(29) 98.0 97.6 97.9 93.7 89.1 Convertible senior subordinated notes(29) — — — 4.0 8.5 Restricted stock awards, dilutive stock options, restricted stock units, and common stock warrants(30) 2.0 1.6 1.9 1.6 1.9 Diluted shares outstanding 100.0 99.2 99.8 99.3 99.5 End of Period Q4 Full Year (Millions) 2018 2017 2018 2017 2016 Basic shares outstanding(29) 97.6 97.6 97.6 97.6 88.3 Encompass Health Refer to pages 112-116 for end notes. 111

End Notes Encompass Health 112

End Notes (1) Under this program, Joint Commission accredited organizations, like the Company’s IRFs, may seek certification for chronic diseases or conditions such as brain injury or stroke rehabilitation by complying with Joint Commission standards, effectively using evidence-based clinical practice guidelines to manage and optimize patient care, and using an organized approach to performance measurement and evaluation of clinical outcomes. Obtaining such certifications demonstrates the Company’s commitment to excellence in providing disease-specific care. (2) Data compares Encompass Health IRFs to IRFs comprising the Uniform Data System for Medical Rehabilitation (“UDSMR”), a division of UB Foundation Activities, Inc., a data gathering and analysis organization for the rehabilitation industry which represents approximately 80% of the industry, including Encompass Health sites. Data is adjusted by applying Encompass Health IRF case-mix to non-Encompass Health UDS IRFs. (3) Source: https://data.medicare.gov/data/home-health-compare. Data on this page was published in January 2019 and reflects OASIS and HHCAHPS Survey data collected from July 2017 through June 2018 and claims-based data collected from April 2017 through March 2018. (4) The 126 for Encompass Health excludes the inpatient rehabilitation hospitals at Novant Health Rehabilitation Hospital, an affiliate of Encompass Health (opened October 2018), Encompass Health Rehabilitation Hospital of Hilton Head (opened June 2018), Encompass Health Rehabilitation Hospital of Shelby County (opened April 2018), and Encompass Health Rehabilitation Hospital of Pearland (opened October 2017). The 126 does include HealthSouth Rehabilitation Hospital of Fort Worth, which closed in May 2018. (5) In 2017, the Company averaged 1,386 total Medicare and non-Medicare discharges per IRF in its then 123 consolidated IRFs that were open the full year. (6) Case Mix Index (CMI) from the rate-setting file is adjusted for short-stay transfer cases. The Company’s unadjusted CMI for 2017 was 1.36 versus 1.34 for the industry as measured by UDSMR. (7) Source: FY 2019 CMS Final Rule Rate Setting File and the last publicly available Medicare cost reports (FYE 2016/2017) or in the case of new IRFs, the June 2018 CMS Provider of Service File. a. All data provided was filtered and compiled from the Centers for Medicare and Medicaid Services (CMS) Fiscal Year 2019 IRF Final Rule Rate Setting File found at https://www.cms.gov/Medicare/Medicare-Fee-for-Service-Payment/InpatientRehabFacPPS/Downloads/ FY2019_datafiles_final.zip. The data presented was developed entirely by CMS and is based on its definitions which are different in form and substance from the criteria Encompass Health uses for external reporting purposes. Because CMS does not provide its detailed methodology, Encompass Health is not able to reconstruct the CMS projections or the calculation. b. The CMS file contains data for each of the 1,126 inpatient rehabilitation facilities used to estimate the policy updates for the FY 2019 IRF-PPS Final Rule. Most of the data represents historical information from the CMS fiscal year 2017 period and may or may not reflect the same Encompass Health hospitals in operation today. The data presented was separated into three categories: Freestanding, Units, and Encompass Health. Encompass Health is a subset of Freestanding and the Total. (8) The Budget Control Act of 2011 included a reduction of up to 2% to Medicare payments for all providers that began on April 1, 2013 (as modified by H.R. 8). The reduction was made from whatever level of payment would otherwise have been provided under Medicare law and regulation. (9) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments set forth. Further explanation and disclosure relating to Adjusted EBITDA are included in the Company’s Form 8-K, dated March 5, 2019, to which this Investor Reference Book is attached as Exhibit 99.1. Encompass Health 113

End Notes, con't. (10) The Company is providing adjusted earnings per share from continuing operations attributable to Encompass Health (“adjusted earnings per share”), which is a non-GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging and equity instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims), items related to corporate and facility restructurings, and certain other items deemed to be non-indicative of ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company’s ongoing operating performance. Accordingly, they can complicate comparisons of the Company’s results of operations across periods and comparisons of the Company’s results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. Further explanation and disclosure relating to adjusted EPS are included in the Company’s Form 8-K, dated March 5, 2019, to which this Investor Reference Book is attached as Exhibit 99.1. (11) Definition of adjusted free cash flow, which is a non-GAAP measure, is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and certain other items deemed to be non- indicative of ongoing operating performance, including government, class action, and related settlements and transaction costs. Common stock dividends are not included in the calculation of adjusted free cash flow. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. Further explanation and disclosure relating to adjusted free cash flow are included in the Company’s Form 8-K, dated March 5, 2019, to which this Investor Reference Book is attached as Exhibit 99.1. (12) On July 21, 2016, the board of directors approved a $0.01 per share, or 4.3%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.24 per common share. On July 20, 2017, the board of directors approved a $0.01 per share, or 4.2%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.25 per common share. On July 24, 2018, the board of directors approved a $0.02 per share, or 8.0%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.27 per common share. (13) On Oct. 28, 2013, the Company announced its board of directors authorized the repurchase of up to $200 million of its common stock. On Feb. 14, 2014, the Company's board approved an increase in this common stock repurchase authorization from $200 million to $250 million. As of June 30, 2018, the remaining repurchase authorization was approximately $58 million. On July 24, 2018, the Company's board approved resetting the aggregate common stock repurchase authorization to $250 million. As of December 31, 2018, the remaining repurchase authorization was $250 million. (14) Beginning in FY 2020, CMS will no longer utilize the functional assessment items contained in the FIMTM instrument as part of the IRF Patient Assessment Instrument. This will affect patients’ classification into case-mix groupings and length-of-stay values under the IRF-PPS. CMS will be further modifying the case-mix groupings, length-of-stay values and other definitions in the FY 2020 Notice of Proposed Rulemaking after incorporating a second year of data in its regression modeling. At present, we are unable to determine the impact the changes to the case-mix classification system starting in FY 2020 would have on Medicare payments beginning Oct. 1, 2019. Encompass Health 114

End Notes, con't. (15) The Bipartisan Budget Act (“BBA”) of 2018, signed into law on February 9, 2018, provides for a home health market basket update of 1.5% for CY 2020 and the elimination of any productivity adjustment to the market basket for that year. It also provides for the extension of the rural add-on adjustment through 2022, albeit declining in amount along the way. Additionally, it requires that a new case mix payment model be introduced in 2020 that would be based on a 30-day unit of service, not include therapy thresholds as a component of the system, and be implemented in a budget neutral manner. On Oct. 31, 2018, CMS released its Notice of Final Rulemaking for CY 2019, which finalizes significant changes to the HH-PPS that would be effective on or after January 1, 2020. These changes would include the implementation of a new home health payment system, called the Patient-Driven Groupings Model (“PDGM”), as mandated by the BBA of 2018 discussed above. The PDGM would use 30-day payment periods and rely more heavily on clinical characteristics and other patient information (such as principal diagnosis, functional level, referral source, and timing), rather than the current therapy service-use thresholds, to set payments. It is too early to assess the potential effect of PDGM on our business in 2020. The details of the rule are likely to change before the rule goes into effect. We cannot at this time assess potential changes to our patient mix between now and 2020. Current projections do not account for actions we may take to adapt to the rule. To achieve budget neutrality, CMS assumed behavioral changes will offset a 6.4% reduction in the base rate. Based on 2017 data, and assuming no change in the foregoing and other factors, which are subject to potentially significant change, we estimate an approximate 5.1% incremental reduction in Medicare payments assuming the PDGM is implemented on a budget neutral basis. We are unable to assess the likelihood or effect of these potential behavioral changes. (16) The Company estimates the expected impact of each rule utilizing, among other things, the acuity of its patients over the 8-month (home health segment) to 12-month (inpatient rehabilitation segment) period prior to each rule’s release and incorporates other adjustments included in each rule. These estimates are prior to the impact of sequestration. (17) Quality reporting requirements and potential penalties were enabled for IRFs as part of the Healthcare Reform Bill (PPACA). The IMPACT Act of 2014 requires additional quality and clinical data reporting for IRFs to be subject to the original 2% penalty. (18) Pre-opening expenses include expenses for training new employees on the clinical information system, which vary based on the timing of the first admission. (19) The leverage ratio is based on trailing four quarters of Adjusted EBITDA. (20) Represents discharges from 129 consolidated hospitals in Q4 2018; 128 consolidated hospitals in Q3 2018; 127 consolidated hospitals in Q2 2018; 126 consolidated hospitals in Q1 2018 and Q4 2017; 125 consolidated hospitals in Q3 2017; 124 consolidated hospitals in Q2 2017; and 122 consolidated hospitals in Q1 2017 (21) Full-time equivalents included in the table represent Encompass Health employees who participate in or support the operations of our hospitals and include an estimate of full-time equivalents related to contract labor. (22) Employees per occupied bed, or “EPOB,” is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. (23) Represents home health admissions from 218 consolidated locations in Q4 2018; 214 consolidated locations in Q3 2018; 213 consolidated locations in Q2 2018; 196 consolidated locations in Q1 2018; 198 consolidated locations in Q4 2017; 196 consolidated locations in Q3 2017; and 191 consolidated locations in Q2 2017 and Q1 2017 (24) Represents hospice admissions from 58 locations in Q4 2018; 57 locations in Q3 2018 and Q2 2018; 38 locations in Q1 2018; 37 locations in Q4 2017, Q3 2017 and Q2 2017; and 35 locations in Q1 2017 (25) During the first quarter of 2018, the Company adopted Accounting Standards Update No. 2016-01, “Financial Instruments - Overall (Topic 825): Recognition and Measurement of Financial Assets and Liabilities,” and began recognizing mark-to-market gains and losses associated with available-for- sale securities through net income instead of accumulated other comprehensive income. Encompass Health 115

End Notes, con't. (26) The application of the lower income tax rate that resulted from the Tax Cuts and Jobs Act to the Company’s net deferred tax assets resulted in a net $13.6 million decrease in tax expense in Q4 2017. Application of the new tax rate to the Company’s joint venture entities’ deferred tax liabilities resulted in a net reduction in tax expense in Q4 2017. The Company’s joint venture partners’ share of this net tax benefit was $4.6 million, which resulted in an increase in noncontrolling interest expense in Q4 2017. (27) The interest and amortization and the loss on early extinguishment of debt related to the convertible senior subordinated notes must be added to income from continuing operations when calculating diluted earnings per share because the debt was assumed to have been converted at the beginning of the period, and the applicable shares were included in the diluted share count. (28) New guidance in ASU 2016-09, “Improvements to Employee Share-Based Payment Accounting,” requires entities to record all of the tax effects related to share-based payment at settlement (or expiration) through the income statement. Historically, the Company recorded such tax effects to equity. (29) In November 2013, the Company closed separate, privately negotiated exchanges in which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of its 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded ~$249 million as debt and ~$71 million as equity. In May 2017, the Company provided notice of its intent to redeem all $320 million of outstanding convertible notes. In lieu of receiving the redemption price, the holders had the right to convert their notes into shares of the Company’s common stock at a conversion rate of 27.2221 shares per $1,000 principal amount of Notes, which rate was increased by a make-whole premium. In the aggregate, holders of $319.4 million in principal elected to convert, which resulted in the Company issuing 8,895,483 shares of common stock (approximately 8.6 million shares were previously included in the diluted share count). The remaining $0.6 million of principal was redeemed by cash payment. (30) The agreement to settle the Company’s class action securities litigation received final court approval in Jan. 2007. The 5.0 million shares of common stock and warrants to purchase ~8.2 million shares of common stock at a strike price of $41.40 (expired Jan. 17, 2017) related to this settlement were issued on Sept. 30, 2009. The 5.0 million common shares are included in the basic outstanding shares. The warrants were not included in the diluted share count prior to 2015 because the strike price had historically been above the market price. In full-year 2016, zero shares related to the warrants were included in the diluted share count due to antidilution based on the stock price. Encompass Health 116